Exhibit 1.1

DEAR CHINADOTCOM SHAREHOLDER:

You are cordially invited to attend the Annual General Meeting of Shareholders (the “General Meeting”) of chinadotcom corporation (the “Company”) to be held at the Company’s offices located at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong on Wednesday, September 15, 2004, at 11:00 a.m.

Details of the business to be conducted at the General Meeting are given in the attached Notice of Annual General Meeting of Shareholders and Proxy Statement. Accompanying this Notice of Annual General Meeting of Shareholders and Proxy Statement are:

–	the Company’s Report of the Directors,

–	the form of the proposed 2004 Employee Share Purchase Plan, and

–	the 2003 financial statements as audited by Ernst & Young, the Company’s independent accountants.

If you do not plan to attend the General Meeting, please complete, sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the General Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the General Meeting.

We look forward to seeing you at the General Meeting.

/s/ Raymond K.F. Ch’ien
Raymond K.F. Ch’ien
Executive Chairman

August 4, 2004
Hong Kong

YOUR VOTE IS IMPORTANT

In order to assure your representation at the General Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

34/F Citicorp Centre
18 Whitfield Road
Causeway Bay, Hong Kong

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be held on September 15, 2004

The Annual General Meeting of Shareholders (the “General Meeting”) of chinadotcom corporation (the “Company”) will be held at the Company’s offices located at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong on Wednesday, September 15, 2004, at 11:00 a.m. for the following purposes:

1.	To elect one Class I Directors to serve for a term expiring the date on which the Annual General Meeting of Shareholders is held in 2006;

2.	To elect two Class II Directors to serve for a term expiring the date on which the Annual General Meeting of Shareholders is held in 2007;

3.	To elect one Class III Director to serve for a term expiring the date on which the Annual General Meeting of Shareholders is held in 2005;

4.	To receive and consider a proposal to adopt the 2004 Employee Share Purchase Plan;

5.	To receive and consider the Company’s audited financial statements and the reports of the Directors and the Company’s independent accountants for the year ended December 31, 2003;

6.	To ratify the selection of Ernst & Young as the Company’s independent accountants for the year ending December 31, 2004 and authorize the Board of Directors to fix their remuneration; and

7.	To act upon such other matters as may properly come before the General Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the General Meeting and at any adjournment thereof is July 23, 2004. The stock transfer books will not be closed between the record date and the date of the General Meeting. A list of shareholders entitled to vote at the General Meeting will be available for inspection at the offices of the Company. A shareholder entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, to vote instead of him. Such proxy need not be a shareholder of the Company.

Whether or not you plan to attend the General Meeting, please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. Please refer to the enclosed voting form for instructions. Your proxy may be revoked at any time prior to the General Meeting. If you decide to attend the General Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the General Meeting.

ON BEHALF OF THE BOARD OF DIRECTORS
/s/ Raymond K.F. Ch’ien
Raymond K.F. Ch’ien
Executive Chairman

August 4, 2004
Hong Kong

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of chinadotcom corporation, a company organized under the laws of the Cayman Islands (the “Company”), for the Annual General Meeting of Shareholders (the “General Meeting”) to be held at 11:00 a.m. on Wednesday, September 15, 2004, at the Company’s offices located at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong, and at any adjournments or postponements of the General Meeting. These proxy materials were first mailed to shareholders on or about August 4, 2004.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the General Meeting are summarized in the accompanying Notice of Annual General Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

The Company’s Class A Common Shares is the only type of security entitled to vote at the General Meeting. Each shareholder of record as of the close of trading on July 23, 2004 is entitled to one vote for each Class A Common Share held by such shareholder on that date.

At least one-third of the outstanding Class A Common Shares must be present or represented at the General Meeting in order to have a quorum. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business but are not counted as votes cast at the General Meeting. Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, if within 15 minutes from the time appointed for the General Meeting a quorum is not present, the General Meeting shall stand adjourned to the same day in the next week at the same time and place, as decided by the Company’s Board of Directors, and if at such adjourned General Meeting a quorum is not present within 15 minutes from the time appointed for holding such adjourned General Meeting, the members present in person or by proxy shall be a quorum and may transact the business for which the General Meeting was called.

Proposals 1, 2, 3, 4, 5 and 6 each require for approval the affirmative vote of a simple majority of the Class A Common Shares present in person or by proxy at a meeting for which a quorum is present.

Proxies

Whether or not you are able to attend the General Meeting, you are urged to vote your proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted:

–	FOR proposals 1, 2, 3, 4, 5 and 6, and

–	in the discretion of the proxy holders, as to other matters that may properly come before the General Meeting.

You may revoke or change your proxy at any time before the General Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Company at the Company’s principal executive offices before the beginning of the General Meeting. You may also revoke your proxy by attending the General Meeting and voting in person.

PROPOSAL NOS. 1, 2 AND 3

ELECTION OF CLASS I, CLASS II AND CLASS II DIRECTORS

General

With respect to Proposal Nos. 1, 2 and 3, persons named in the accompanying form of proxy intend in the absence of contrary instructions to vote all proxies for the election of:

Proposal 1: Mr. Carrick John Clough as a Class I Director to serve for a term expiring the date on which the Annual General Meeting of Shareholders is held in 2006;

Proposal 2: Each of Mr. Thomas M. Britt, III and Mr. Kwong Ki Chi as a Class II Director of the Company to serve for a term expiring the date on which the Annual General Meeting of Shareholders is held in 2007; and

Proposal 3: Dr. William Fung as a Class III Director to serve for a term expiring the date on which the Annual General Meeting of Shareholders is held in 2005.

If any such nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee. Mr. Carrick John Clough is currently a Class I Director of the Company. Each of Mr. Thomas M. Britt, III and Dr. William Fung is currently a Class II Director of the Company. Mr. Kwong Ki Chi is currently a Class III Director of the Company. Each of Mr. Thomas M. Britt, III, Mr. Carrick John Clough, Dr. William Fung and Mr. Kwong Ki Chi is a non-executive director of the Company. The Board of Directors has decided to nominate the above nominees in each of the above respective classes so that next year when all of the executive directors of the Company come up for election, such executive directors may also be re-classified in order to achieve a more balanced distribution of non-executive directors and executive directors among the three classes of directors of the Company.

Shareholder Approval

The affirmative vote of a simple majority of the Class A Common Shares present in person or by proxy at a meeting for which a quorum is present is required for the election of each director nominated.

Information Concerning Class I Director Nominee

The following table sets forth information concerning Mr. Carrick John Clough as the nominee as a Class I Director of the Company. Mr. Carrick John Clough is currently a Class I Director of the Company.

Name (Age) and	Principal Occupation or Employment	Director
Address of Director	During Past Five Years	Since
Carrick John Clough (57) c/o chinadotcom corporation 34/F Citicorp Centre 18 Whitfield Road Causeway Bay, Hong Kong SAR	Mr. Clough has served as an independent director since December 2003. Prior to this, Mr. Clough has served as the non-executive chairman of the board of the Company’s subsidiary, Praxa Limited since May 2003. He has been a special advisor to General Atlantic Partners since December 2000. Before joining General Atlantic Partners, Mr. Clough gained over 25 years of management experience in the IT industry internationally. He was a co-founder and managing director of the CSSL Group, a mid-range software distributor and hardware reseller in Asia. Prior to co-founding the CSSL Group, Mr. Clough held the position of general manager of JBA in Asia, an Australia-based worldwide mid-range software distributor, and gained working experience as a consultant in the United Kingdom and Europe.	2003

Information Concerning Class II Director Nominees

The following table sets forth information concerning Mr. Thomas M. Britt, III and Mr. Kwong Ki Chi as the nominees as Class II Directors of the Company. Mr. Thomas M. Britt, III is currently a Class II Director of the Company and Mr. Kwong Ki Chi is currently a Class III Director of the Company.

Name (Age) and	Principal Occupation or Employment	Director
Address of Director	During Past Five Years	Since
Thomas M. Britt, III (43) c/o chinadotcom corporation 34/F Citicorp Centre 18 Whitfield Road Causeway Bay, Hong Kong SAR	Mr. Britt has served as an independent director since May 2000. Mr. Britt is a partner with the international law firm, Debevoise & Plimpton LLP, resident in the firm’s Hong Kong office. Prior to joining Debevoise & Plimpton in 2004, Mr. Britt was the Managing Director of IRG Limited, an investment banking boutique he co-founded in 2000. Prior to co-founding IRG, Mr. Britt was the senior partner of the US Securities Group in the Hong Kong office of Clifford Chance LLP, the world’s largest law firm, and the founding and managing partner of the Hong Kong office of Rogers & Wells LLP, a leading US law firm.	2000

Kwong Ki Chi (53) c/o chinadotcom corporation 34/F Citicorp Centre 18 Whitfield Road Causeway Bay, Hong Kong SAR	Mr. Kwong has served as an independent director since June 2003. Mr. Kwong has served in the Government of Hong Kong for 27 years and held positions principally in the economic and financial fields. He was the Secretary for the Treasury from 1995 to 1998, with responsibility for public finances, and also the first appointee to the new position of Secretary for Information Technology and Broadcasting from 1998 to March 2000, with responsibility for information technology, telecommunications and broadcasting. After retiring from government service in March 2000, Mr. Kwong joined the Hong Kong Exchanges and Clearing Limited as its first chief executive until April 2003, following the demutualization and merger of the Stock Exchange of Hong Kong, the Hong Kong Futures Exchange and their associated clearing houses. In January 2004, Mr. Kwong was appointed managing director of Hsin Chong International Holdings Ltd (“HCIH”) whose core businesses are in construction, property and facility management and general insurance. He left HCIH in July 2004 to join Hongkong Sales (Int’l) Ltd as its Managing Director. Hongkong Sales (Int’l) Ltd’s core business is in yarn and knitwear production and export. With effect from April 2004, Mr. Kwong has been appointed an independent non-executive director of Giordano International Ltd. Mr. Kwong is a non-official Justice of the Peace in Hong Kong and has been awarded the Gold Bauhinia Star for exemplary public service in Hong Kong. He holds a number of public service positions, including council member of the Chinese University of Hong Kong and board director of the Hong Kong Community Chest.	2003

Information Concerning Class III Director Nominee

The following table sets forth information concerning Dr. William Fung as the nominee as a Class III Director of the Company. Dr. William Fung is currently a Class II Director of the Company.

Name (Age) and	Principal Occupation or Employment	Director
Address of Director	During Past Five Years	Since
William Fung (55) c/o chinadotcom corporation 34/F Citicorp Centre 18 Whitfield Road Causeway Bay, Hong Kong SAR	Dr. Fung has served as an independent director since June 2001. Dr. Fung is group managing director of Li & Fung Limited, and has held key positions in major trade associations. He is the current chairman of the Pacific Economic Cooperation Council and is a member of the Economic Advisory Committee to the Financial Secretary. Dr. Fung is also non-executive director of Convenience Retail Asia Limited, HSBC Holdings plc, VTech Holdings Limited and CLP Group Holdings Limited. He was past chairman of the Hong Kong General Chamber of Commerce, the Hong Kong Exporters’ Association and the Hong Kong Committee for the Pacific Economic Cooperation Council.	2001

Recommendation of the Board of Directors

With respect to each of Proposal Nos. 1, 2 and 3, the Board of Directors recommends that the shareholders vote FOR the election of each of the respective Class I, Class II and Class III Director nominees.

PROPOSAL NO. 4

CONSIDER A PROPOSAL TO ADOPT
THE 2004 EMPLOYEE SHARE PURCHASE PLAN

General

The Company’s shareholders are being asked to adopt a 2004 Employee Share Purchase Plan (the “2004 ESPP”) for the Company. In the event the Company’s shareholders adopt the 2004 Employee Share Purchase Plan, the Company’s Board of Directors will terminate each the Company’s earlier adopted employee share purchase plans, including the 2001 Employee Share Purchase Plan (the “2001 ESPP”). The terms of the proposed 2004 ESPP are the same as terms of the Company’s 2001 ESPP, except for the following material differences:

(i)	The Company proposes to reserve 2,000,000 Class A Common Shares (the “Shares”) for employee purchase under the 2004 ESPP. (The 2001 ESPP had reserved 500,000 Shares for employee purchase.)

(ii)	The Company proposes to set the number of Shares available for employee purchase during any offering period under the 2004 ESPP at 300,000 Shares. (The 2001 ESPP had set the number of Shares available for employee purchase during any offering period at 100,000 Shares.)

(iii)	The Company proposes to set the limit on the payroll deduction which eligible employees may elect to set aside to purchase Shares under the 2004 ESPP at 10% of base salary. (The 2001 ESPP had set the limit on the payroll deduction which eligible employees may elect to set aside to purchase Shares at 5% of base salary.)

(iv)	The Company proposes to set the limit on the maximum number of Shares a participant may purchase in any six-month offering period under the 2004 ESPP to the lesser of 1,000 Shares or a number of Shares determined by dividing $12,500 by the fair market value of the Company’s Shares at the beginning of the offering period. (The 2001 ESPP had set the limit on the maximum number of Shares a participant may purchase in any six-month offering period at 500 Shares.)

A summary of the proposed 2004 ESPP is set forth below. The discussion below is qualified in its entirety by reference to the proposed 2004 ESPP, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose. The purpose of the 2004 ESPP is to attract employees to the Company and its subsidiaries, to induce employees to remain with the Company and is subsidiaries, and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its subsidiaries. The 2004 ESPP is intended to comply with the provisions of Section 423 of the Internal Revenue Code, and qualify as an “employee stock purchase plan”.

Shares Subject to the 2004 ESPP. The Company proposes to reserve 2,000,000 Shares for employee purchase under the 2004 ESPP. As of May 31, 2004, 457,139 Shares were available for future purchase under the 2001 ESPP. Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in the Company’s capital structure.

Administration. The 2004 ESPP will be administered by a committee appointed by the Company’s Board of Directors. The committee will consist of not less than two members of the Board of Directors each of whom is a “non-employee director” within the terms of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. To the extent that the compensation committee of the Board of Directors satisfies such requirements, the Board of Directors may designate the compensation committee to act as the committee to administer the 2004 ESPP. The committee has the authority to interpret the terms of the 2004 ESPP, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.

Eligibility. All employees of the Company and any subsidiary corporation designated for participation by the committee are eligible to participate in the 2004 ESPP if such employee:

(i)	has been employed by the Company or any subsidiary for a period of at least 180 days prior to the plan period during which participation is to commence,

(ii)	does not own, for purposes of Section 423 of the Internal Revenue Code, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company,

(iii)	customarily works more than 20 hours per week, and

(iv)	customarily works more than 5 months in a year.

The committee may establish special rules with respect to the eligibility of and the prior service credit for employees of companies that become affiliated with the Company.

No right to purchase Shares under the 2004 ESPP shall permit an employee to purchase stock at a rate which exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Internal Revenue Code) for each calendar year in which the right is outstanding.

Offering Periods. The 2004 ESPP may be implemented through a series of sequential offering periods that are six months in duration beginning on April 1 and October 1 of each year. Investment periods are the six month period from April 1 to September 30 of the same year, inclusive, or the six month period from October 1 of one year to March 31 of the following year, inclusive. The investment date is the last business day coincident with or immediately preceding March 31 and September 30 for each investment period.

Participation. Eligible employees who enroll in the 2004 ESPP may elect to have up to 10% of their eligible compensation (subject to certain limitations) withheld and accumulated for the purchase of shares at the end of each offering period in which they participate. In the event a participant’s employment is terminated during a plan period, all amounts withheld from compensation not previously applied to purchase shares will be refunded, and in the event of death shall be paid to his or her estate.

Purchase of Shares. Amounts accumulated for each participant are used to purchase the Company’s Shares at the end of each offering period at a price equal to 85% of the lower of the fair market value of the Company’s Shares at the beginning of an offering period or at the end of the offering period.

The maximum number of Shares a participant may purchase in any six-month offering period is the lesser of 1,000 Shares or a number of Shares determined by dividing $12,500 by the fair market value of the Company’s Shares at the beginning of the offering period.

The maximum aggregate number of Shares that may be purchased by all participants in any offering period is 300,000 Shares.

If insufficient Shares remain available under the 2004 ESPP to permit all participants to purchase the number of Shares to which they would otherwise be entitled, a pro rata allocation of the available Shares will be made.

Amendment and Termination. The Board of Directors may amend the 2004 ESPP in any respect, except the 2004 ESPP may not be amended in any way that would cause, if such amendment were not approved by the Company’s shareholders, the 2004 ESPP to fail to comply with the requirements for employee stock purchase plans as defined in Section 423 of the Internal Revenue Code or any other requirement of applicable law or regulation, unless and until the approval of the Company’s shareholders is obtained. No amendment of the 2004 ESPP shall alter or impair any rights outstanding at the time of the amendment to purchase Shares pursuant to any offer under the 2004 ESPP.

The 2004 ESPP will terminate (i) on the date that participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors.

Shareholder Approval

The affirmative vote of a simple majority of the Class A Common Shares present in person or by proxy at a meeting for which a quorum is present is required to adopt the 2004 ESPP.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the adoption of the 2004 ESPP.

PROPOSAL NO. 5

CONSIDER AUDITED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2003

General

Ernst & Young has audited the Company’s financial statements as of and for the year ended December 31, 2003 and has given its report thereon, a printed copy of which has been provided to the Company’s shareholders. The Company’s shareholders are being asked to ratify the audited financial statements prepared by Ernst & Young. A copy of the report of the directors and the audited financial statements prepared by Ernst & Young are attached as Appendix B and C respectively to this Proxy Statement.

Shareholder Approval

The affirmative vote of a simple majority of the Class A Common Shares present in person or by proxy at a meeting for which a quorum is present is required to ratify the audited financial statements prepared by Ernst & Young as the Company’s independent accountants.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the audited financial statements prepared by Ernst & Young, the Company’s independent accountants.

PROPOSAL NO. 6

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

General

The Company’s shareholders are being asked to ratify the selection of Ernst & Young as the Company’s independent accountants for the fiscal year ending December 31, 2004 and to delegate the fixing of Ernst & Young’s remuneration to the Company’s Board of Directors. In the event the Company’s shareholders fail to ratify the re-appointment of Ernst & Young, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company’s and its shareholders’ best interests. Ernst & Young has served as the Company’s independent accountants since the Company’s incorporation.

Shareholder Approval

The affirmative vote of a simple majority of the Class A Common Shares present in person or by proxy at a meeting for which a quorum is present is required to ratify the selection of Ernst & Young as the Company’s independent accountants.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the re-appointment of Ernst & Young to serve as the Company’s independent accountants for the fiscal year ending December 31, 2004.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the General Meeting. However, if other matters do properly come before the General Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

In the event that sufficient votes in favor of any proposal set forth in the Notice of this General Meeting are not received by September 14, 2004, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the General Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Class A Common Shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies in the enclosed proxy will vote in favor of such adjournment for those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment for those proxies which they are required to vote against such proposal.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Raymond K.F. Ch’ien

Raymond K.F. Ch’ien
Executive Chairman

August 4, 2004
Hong Kong

Appendix A

2004 EMPLOYEE SHARE PURCHASE PLAN

(As submitted for shareholder approval at the Annual General Meeting of
Shareholders to be held on September 15, 2004)

The Company wishes to attract employees to the Company and its Subsidiaries, to induce employees to remain with the Company and its Subsidiaries, and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries. In furtherance thereof, the Plan is designed to provide equity-based incentives to the Eligible Employees of the Company and its Subsidiaries. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly.

1.  Definitions.

When used herein, the following terms shall have the respective meanings set forth below:

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day Nasdaq is open for trading.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board of Directors of the Company under Section 3 hereof.

“Common Shares” means the Class A common shares, par value $0.00025 per share, of the Company.

“Company” means chinadotcom corporation, a company organized under the laws of the Cayman Islands.

“Effective Date” means October 1, 2004.

“Eligible Compensation” for any pay period means, unless otherwise determined by the Committee, the amount of base salary for such period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses, bonuses, incentive compensation, overtime, deferred compensation or other non-cash or non-regular payments, unless otherwise determined by the Committee.

“Eligible Employee” means employees eligible to participate in the Plan pursuant to the provisions of Section 4.

“Enrollment Period” means such period preceding an Offer Date as is specified by the Committee during which an Eligible Employee may elect to participate in the Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on Nasdaq, the closing sales price per Share on Nasdaq for the last preceding date on which there was a sale of Shares on Nasdaq, as determined by the Committee, (ii) if Shares are not then listed on Nasdaq or any other a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on Nasdaq, a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

“Investment Date” means the last Business Day coincident with or immediately preceding March 31 and September 30 of each Investment Period, respectively.

“Investment Period” means the period commencing on each Offer Date and ending on the next succeeding Investment Date.

“Nasdaq” means the Nasdaq National Market.

“Offer Date” means each October 1 and April 1, unless otherwise provided by the Committee.

“Participating Employee” means an employee (i) for whom payroll deductions are currently being made or (ii) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in Section 6.

“Payroll Account” means an account maintained by the Company with respect to each Participating Employee as contemplated by Section 5.

“Plan” means this chinadotcom corporation 2004 Employee Share Purchase Plan, as amended from time to time.

“Plan Period” means either the six month period from October 1 of one year to March 31 of the following year inclusive, or the six month period from April 1 to September 30 of the same year inclusive.

“Shares” means Common Shares.

“Stock Account” means a brokerage account as contemplated by Section 8.

“Subsidiary” means any corporation that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code, whether now or hereafter existing.

“Transfer Agent” means The Bank of New York.

“Triggering Event” shall have the meaning set forth in Section 12.

2.  Shares Reserved for the Plan.

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 2,000,000 Shares, of which an aggregate of no more than 300,000 Shares shall be available for purchase during any Investment Period, subject to adjustment as provided in Section 12. Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased Shares shall not be deemed to increase the aggregate number of Shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12).

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3.  Administration of the Plan.

The Plan shall be administered by the Committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Board of Directors each of whom is a “non-employee director” within the terms of Rule 16b-3 promulgated under the Exchange Act and at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to options), shall qualify as “outside directors” for purposes of Section 162(m) of the Code. To the extent that the Compensation Committee of the Board of Directors satisfies the foregoing requirements, the Board of Directors may designate such Compensation Committee to act as the Committee hereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors. The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.

The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

4.  Eligible Employees.

All employees of the Company and each Subsidiary designated for participation herein by the Committee shall be eligible to participate in the Plan, provided that each such employee:

(i)	has been employed by the Company or any Subsidiary (or any predecessor thereof), in the manner set forth in clauses (iii) and (iv) below, for a period of at least one hundred and eighty (180) days (continuous or otherwise) prior to the Plan Period during which participation is to commence, provided that no employee who has been employed for two years, for purposes of Section 423(b)(4)(A) of the Code, or more can be excluded under this clause (i);

(ii)	does not own, for purposes of Section 423 of the Code, immediately after the right is granted, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary;

(iii)	customarily works more than 20 hours per week; and

(iv)	customarily works more than five months in a year;

provided, that, notwithstanding the foregoing, the employment of an employee of a Subsidiary which ceases to be a Subsidiary shall, automatically and without any further action, be deemed to have been terminated (and such employee shall cease to be an Eligible Employee hereunder).

The Committee may establish special rules with respect to those employees who first satisfy (iii) or (iv) above after they have already satisfied the other requirements established by this Section 4 (with additional special rules to apply in the discretion of the Committee in the case of employees with two years of service with the Company at such time).

The Committee may establish special rules with respect to the eligibility of and the prior service credit for employees of companies that become affiliated with the Company prior to the Effective Date or during a Plan Period.

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5.  Election to Participate and Payroll Deductions.

Each Eligible Employee may elect to participate in the Plan during the Enrollment Period immediately prior to the beginning of a Plan Period (or in the case of the 2004 Plan Period beginning October 1, 2004, in the Enrollment Period preceding the Effective Date of the Plan). Each Eligible Employee may elect a payroll deduction of from 1% to 10% of Eligible Compensation from each paycheck, in increments of 1% (i.e., 1%, 2%, 3%, etc.). Elections under this Section 5 are subject to the limits set forth in Section 6. All payroll deductions shall be credited, as promptly as practicable, to a Payroll Account in the name of the Participating Employee. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose.

If so provided by the Committee, unless he or she elects otherwise during the Investment Period for the Plan Period, an Eligible Employee who is a Participating Employee on the day before a Plan Period commences will be deemed (i) to have elected to participate in such Plan Period and (ii) to have authorized the same percentage payroll deduction for such Plan Period as in effect for such employee on the day before such Plan Period commences.

Each Participating Employee may, by signing and delivering written notice to the Committee, on a form specified for such purpose by the Committee, at such times and under such circumstances as may be established by the Committee, cancel his or her election to participate in the Plan and in such case the entire balance in the Payroll Account of such Participating Employee shall be repaid to such Participating Employee as promptly as practicable.

A Participating Employee who ceases to participate in a Plan Period shall not again be eligible to participate during such Plan Period but, may elect to participate in a subsequent Plan Period, if then eligible. A Participating Employee may at any time during a Plan Period (but not more than four times) increase or decrease his or her payroll deductions by filing the required form with the Company, which increase or decrease shall become effective with the first pay period of the first succeeding calendar month to which it may be practicably applied.

6.  Limitation of Number of Shares That a Participating Employee May Purchase.

No right to purchase Shares under the Plan shall permit an employee to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries (as defined for purposes of Section 423 of the Code) at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted) for each calendar year in which the right is outstanding at any time. The maximum number of Shares that a Participating Employee may purchase in any one Investment Period shall be the lesser of 1,000 Shares or a number of Shares determined by dividing $12,500 by the Fair Market Value of such Shares on the Offer Date.

7.  Purchase Price.

The purchase price for each Share shall be the lesser of (i) 85% of the Fair Market Value of such Share on the Offer Date, and (ii) 85% of the Fair Market Value of such Share on the Investment Date.

8.  Method of Purchase.

As of each Investment Date, each Participating Employee shall be deemed, without any further action, to have purchased, the number of whole and fractional Shares which the balance of his or her Payroll Account at that time will purchase, determined by dividing the balance in his or her Payroll Account not theretofore invested by the purchase price as determined in Section 7.

4

All Shares purchased as provided in the foregoing paragraph shall be maintained initially in separate Stock Accounts for the Participating Employees at the Transfer Agent or at a brokerage firm selected by, and pursuant to an arrangement with, the Company. A Participating Employee shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his or her Stock Account at any time, whether by sale, exchange, gift or other transfer of legal title, but, in the absence of such a disposition of such Shares, unless otherwise provided by the Committee, the Shares must remain in the Participating Employee’s Stock Account at the brokerage firm so selected until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to those Shares for which the Section 423(a) holding period has been satisfied, the Participating Employee may, without limitation, move those Shares to another brokerage account of the Participating Employee’s choosing or request that a stock certificate be issued and delivered to him or her. For so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be credited to each Participating Employee’s Stock Account, and will be automatically reinvested in whole and fractional Shares, unless the Participating Employee elects not to have such dividends reinvested. Notwithstanding the foregoing, in the discretion of the Committee, fractional Shares shall not be purchased hereunder, and any remaining cash in a Participating Employee’s Payroll Account resulting from such failure to invest in fractional Shares shall be returned to the Participating Employee as soon as practicable. The Committee may provide that transaction fees incurred with respect to dividend reinvestment may be paid by the Company.

9.  Title of Share Accounts.

Each Stock Account may be in the name of the Participating Employee or, if permitted by the Committee, as the Participating Employee so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship. If permitted by the Committee, a Participating Employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have a Stock Account in his or her name as tenant in common with another person without right of survivorship. To the extent the Committee allows for the purchase of fractional Shares, in the event that a Participating Employee directs that his or her Shares be transferred from the applicable Stock Account, any fractional Shares in the Participating Employee’s Stock Account shall be paid in cash in accordance with the generally applicable rules and procedures of the Transfer Agent or the brokerage firm maintaining the Stock Accounts.

10.  Rights as a Shareholder.

At the time funds from a Participating Employee’s Payroll Account are used to purchase the Common Shares, he or she shall have all of the rights and privileges of a shareholder of the Company with respect to the Shares purchased under the Plan whether or not certificates representing such Shares have been issued.

11.  Rights Not Transferable.

Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

12.  Adjustment in Case of Changes Affecting Common Shares.

If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Shares other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Plan, then the Committee may forthwith take any such action as in its judgment shall

5

be necessary to preserve to the Participating Employees’ rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 2 and the last sentence of Section 6 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to the Plan, (y) the purchase price of such shares under the Plan, and (z) the number and kind of shares available under Section 2 and the last sentence of Section 6. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to the Plan, the number of Shares (or units) available under Section 2 and the last sentence of Section 6 above shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.

Notwithstanding any other provision of the Plan, if the Common Shares cease to be listed or traded, as applicable, on Nasdaq, a national stock exchange or over-the-counter market (a “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participating Employee’s Payroll Account not theretofore invested may be refunded to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the Fair Market Value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participating Employee would have been able to purchase with the balance of his or her Payroll Account on such Triggering Event if such Triggering Event were the Investment Date may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

13.  Termination of Employment.

In the event a Participating Employee’s employment is terminated during a Plan Period (regardless of the reason therefor and regardless of the party initiating the termination), the balance in the Participating Employee’s Payroll Account not theretofore invested, shall be refunded to him or her, and in the event of his or her death shall be paid to his or her estate, any such refund or payment to be made as soon as practicable after the next Investment Date.

14.  Amendment of the Plan.

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved by the holders of Common Shares, the Plan to fail to comply with

(i)	the requirements for employee stock purchase plans as defined in Section 423 of the Code; or

(ii)	any other requirement of applicable law or regulation;

unless and until the approval of the holders of the applicable Common Shares is obtained. No amendment of the Plan shall alter or impair any rights outstanding at the time of the such amendment to purchase Shares pursuant to any offer hereunder.

15.  Termination of the Plan.

The Plan and all rights of employees hereunder shall terminate:

(i)	on the date that Participating Employees become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase; or

(ii)	at any time, at the discretion of the Board of Directors.

6

In the event that the Plan terminates under circumstances described in (i) above, reserved Shares remaining as of the termination date shall be subject to Participating Employees on a pro rata basis. No termination of the Plan shall alter or impair any rights outstanding at the time of the such termination to purchase Shares pursuant to any offering of the right to purchase Shares hereunder.

16.  Governmental and Other Regulations; Further Assurances.

The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.

The Participating Employee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participating Employee pursuant to the Plan.

17.  Indemnification of Committee.

The Company shall indemnify and hold harmless the members of the Board of Directors of the Company and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

18.  Withholding; Disqualifying Dispositions.

Notwithstanding any other provision of the Plan, the Company shall deduct from all Payroll Accounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

If Shares acquired under the Plan are disposed of in a disqualifying disposition within the meaning of Section 423(a) of the Code, such Participating Employee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

19.  Notices.

All notices under the Plan shall be in writing (which for these purposes shall include reasonably acceptable means of electronic transmission), and if to the Company, shall be delivered to the Board of Directors or mailed to its principal office, addressed to the attention of the Board of Directors; and if to a Participating Employee, shall be delivered personally or mailed to such Participating Employee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 19.

7

20.  Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

21.  No Right to Continued Employment.

The Plan and any right to purchase Common Shares granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

22.  Captions.

The use of captions in the Plan is for convenience only. The captions are not intended to and do not provide substantive rights.

23.  Effective Date of the Plan.

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by a vote of the Company’s Shareholders prior thereto.

24.  Non-U.S. Subsidiaries.

Without amending the Plan, in consideration of the Company not being a U.S. corporation, the Committee may allow for participation under the terms hereunder by Eligible Employees of non-U.S. Subsidiaries with such modifications of the terms and conditions otherwise specified hereunder as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes hereof, and, in furtherance of such purposes, the Committee may adopt such amendments, procedures and the like as may be necessary or advisable to comply with provisions of laws (including tax laws) in other countries in which such Subsidiaries operate or have employees. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan, the participation hereunder of each participating non-U.S. Subsidiary shall be deemed to be under a separate and distinct plan rather than under the Plan. Notwithstanding the foregoing, any limitations on the number of Shares set forth hereunder shall be applied and administered with respect to the aggregate of the Plan and all such separate plans.

25.  Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8

Appendix B

REPORT OF THE DIRECTORS

The directors herein present their report and the audited financial statements of chinadotcom corporation (the “Company”) for the year ended December 31, 2003.

Principal activities

The Company is a leading provider of enterprise software and solutions, value-added mobile services and applications and marketing and advertising services. It offers the following services for companies throughout Greater China and Asia, North America, the United Kingdom and Europe:

–	Software Products and Services, including implementation and development of packaged software for use in enterprise resource planning targeting mid-market manufacturers;

–	Value-Added Mobile Services and Applications, including offering value-added short messaging services to mobile phone subscribers in China and providing mobile development and technology services in Korea for leading telecom network operators, mobile handset manufacturers and mobile application and content providers;

–	Technology Services and Outsourcing, including offering economical, high-quality software development services to the Company’s enterprise software customer base utilizing programmers located principally in China and India; and

–	Marketing and Advertising Services, including developing targeted advertising campaigns utilizing information gathered from the Company’s proprietary databases.

Results

The Company’s revenues and net profit for the year ended December 31, 2003, and its state of affairs at December 31, 2003 are set out in the audited financial statements of the Company for the year ended December 31, 2003.

Fixed assets

Details of movements in the fixed assets of the Company are set out in note 9 to the financial statements.

Share capital

Details of movements in the share capital of the Company during these periods are set out in note 23 to the financial statements.

Directors

The directors of the Company as at each of December 31, 2003 and August 4, 2004 were:

Raymond K.F. Ch’ien	Executive Chairman
Peter Yip	Vice Chairman and Chief Executive Officer
Zhou Shun Ao	Vice Chairman
Thomas M. Britt, III	Independent Director
William Fung	Independent Director
Kwong Ki Chi	Independent Director
Carrick John Clough	Independent Director

Auditors

Ernst & Young retire and a resolution for their reappointment as auditors of the Company will be proposed at the forthcoming annual general meeting.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Raymond K.F. Ch’ien

Raymond K.F. Ch’ien
Executive Chairman

August 4, 2004
Hong Kong

Appendix C

chinadotcom corporation

REPORT OF THE INDEPENDENT AUDITORS

The Board of Directors and Shareholders
chinadotcom corporation

     We have audited the accompanying consolidated balance sheets of chinadotcom corporation and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of IMI Global Holdings Ireland Limited, a 51% owned subsidiary acquired in September 2003, which statements reflect total assets constituting 4.0% in 2003 and total revenues constituting 12.5% in 2003 of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for IMI Global Holdings Ireland Limited, is based solely on the report of the other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of chinadotcom corporation and subsidiaries at December 31, 2002 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

     As discussed in notes 2(c) and 4 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002 and variable interest entities in 2003.

/s/ Ernst & Young

Ernst & Young
Hong Kong
April 28, 2004

chinadotcom corporation
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands of U.S. dollars, except number of shares and per share data)

			December 31,	December 31,
	Notes		2002	2003
ASSETS
Current assets:
Cash and cash equivalents			33,153	55,508
Restricted cash	5		109	238
Accounts receivable (net of allowance of USD4,139 for 2002 and USD2,816 for 2003)	6		15,030	16,562
Deposits, prepayments and other receivables			8,363	10,461
Available-for-sale debt securities	7		300,056	262,745
Restricted debt securities	7		139,255	19,213
Deferred tax assets			—	240

Total current assets			495,966	364,967
Loan receivables	8		5,325	27,000
Property and equipment, net	9		9,375	7,210
Goodwill	10		12,016	81,427
Intangible assets	11		16,980	28,880
Investments in equity investees			330	434
Investments under cost method			387	609
Available-for-sale debt securities	7		20,000	19,400
Restricted debt securities	7		11,868	11,896
Available-for-sale equity securities	12		2,050	590
Deferred tax assets			—	305
Other assets			6,660	3,336

Total assets			580,957	546,054

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable			13,662	7,800
Other payables			12,952	4,602
Purchase consideration payable	2	(c)	—	39,835
Accrued liabilities			9,064	16,896
Short-term bank loans	13		115,650	15,199
Long-term bank loans, current portion	14		149	171
Deferred revenue			2,693	9,357
Income tax payable			636	656
Amounts due to related parties			684	—

Total current liabilities			155,490	94,516
Deferred tax liabilities			—	1,618
Long-term bank loans, net of current portion	14		11,585	11,456
Accrued pension liability			—	2,272
Minority interests			36,182	45,746
Shareholders’ equity:
Class A common shares, USD0.00025 par value:
Authorized — 800,000,000 shares
Issued and outstanding —
101,588,009 shares as of December 31, 2003 and 101,296,363 shares as of December 31, 2002			25	25
Preferred shares, USD0.001 par value:
Authorized — 5,000,000 shares
Issued and outstanding — Nil as of December 31, 2002 and 2003			—	—
Additional paid-in capital			610,340	614,721
Treasury stock — 63,564 shares as of December 31, 2002 and 1,766,552 shares as of December 31, 2003			(238)	(4,067)
Accumulated deficits			(234,417)	(218,893)
Accumulated other comprehensive income	15		1,990	(1,340)

Total shareholders’ equity			377,700	390,446

Total liabilities and shareholders’ equity			580,957	546,054

The accompanying notes form an integral part of these consolidated financial statements.

chinadotcom corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands of U.S. dollars, except number of shares and per share data)

		Year ended	Year ended	Year ended
		December 31,	December 31,	December 31,
	Notes	2001	2002	2003
Revenues (a)
Software and consulting services
Sales of IT products		743	1,339	8,000
Consulting services		15,900	14,166	42,699
Mobile services and applications		—	—	16,876
Advertising and marketing activities		18,087	26,682	19,558
Other income		4,507	1,821	2,299

		39,237	44,008	89,432
Less: Cost of revenues
Software and consulting services
Sales of IT products		(472)	(668)	(6,123)
Consulting services		(11,451)	(6,255)	(25,697)
Mobile services and applications		—	—	(2,247)
Advertising and marketing activities		(11,625)	(19,999)	(12,966)
Other income		(1,892)	(845)	(1,084)

Gross margin		13,797	16,241	41,315
Selling, general and administrative expenses (b)		(73,297)	(27,161)	(34,325)
Depreciation and amortization expenses		(19,180)	(9,882)	(7,182)
Impairment of goodwill and intangible assets		(21,908)	—	—

Operating loss		(100,588)	(20,802)	(192)
Interest income		26,689	23,713	13,440
Interest expense		(1,272)	(2,463)	(1,070)
Loss arising from share issuance of a subsidiary		(55)	—	—
Gain/(loss) on disposal of available-for-sale securities		4,411	(163)	4,599
Gain/(loss) on disposal of subsidiaries and cost investments		(1,915)	(66)	469
Other non-operating gains (c)		—	508	961
Other non-operating losses		(922)	(288)	(153)
Impairment of cost investments and available-for-sale securities		(12,260)	(5,351)	—
Share of income/(losses) in equity investees		(2,592)	682	(115)

Income/(loss) before income taxes		(88,504)	(4,230)	17,939
Income tax benefits/(income taxes)	18	(186)	(113)	689

Income/(loss) before minority interests		(88,690)	(4,343)	18,628
Minority interests in losses/(income) of consolidated subsidiaries		3,162	248	(2,204)

Income/(loss) from continuing operations		(85,528)	(4,095)	16,424
Discontinued operations:	20
Loss from operations of discontinued subsidiaries, net of related tax expense of USD175 for 2001, USD47 for 2002 and USD1 for 2003		(38,857)	(14,681)	(3,027)
Gain on disposal/dissolution of discontinued subsidiaries, net		—	545	2,127

Net income/(loss)	19	(124,385)	(18,231)	15,524

Basic earnings/(loss) per share	19	(1.21)	(0.18)	0.15

Diluted earnings/(loss) per share	19	(1.21)	(0.18)	0.15

chinadotcom corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands of U.S. dollars, except number of shares and per share data)

			Year ended	Year ended	Year ended
			December 31,	December 31,	December 31,
		Notes	2001	2002	2003
(a)	Software and consulting services revenue from related parties	17	60	—	—

(b)	Selling, general and administrative expenses to related parties	17	(10,106)	(413)	(257)

(c)	Non-operating gain from a related party	17	—	—	715

The accompanying notes form an integral part of these consolidated financial statements.

chinadotcom corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands of U.S. dollars, except number of shares and per share data)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
Cash flows from operating activities:
Net income/(loss)	(124,385)	(18,231)	15,524
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Minority interests in income/(losses) of consolidated subsidiaries	(4,010)	(1,036)	2,204
Loss on disposal/write-off of property and equipment	3,066	1,732	127
Loss arising from share issuance of a subsidiary	55	—	—
Loss/(gain) on disposal of available-for-sale securities	(4,411)	158	(4,599)
Loss/(gain) on disposal of subsidiaries and cost investments	2,055	(428)	(2,596)
Amortization of goodwill and intangible assets	15,323	1,183	3,571
Depreciation	12,739	11,340	5,293
Stock compensation expenses	1,169	309	328
Share of losses/(income) in equity investees	2,592	(682)	115
Impairment of cost investments and available-for-sale securities	12,260	5,351	—
Impairment of goodwill and intangible assets	40,698	—	—
Gain in value of derivative instruments	—	(571)	—
Changes in operating assets and liabilities:
Accounts receivable	10,427	7,191	9,486
Deposits, prepayments and other receivables	(8)	10,909	3,144
Amounts due from related companies	21,450	—	—
Other assets	1,623	(252)	1,794
Accounts payable	(1,468)	(1,107)	(7,413)
Other payables	(5,754)	4,824	(8,505)
Accrued liabilities	145	(3,968)	(4,006)
Deferred revenue	(2,307)	(66)	(557)
Amounts due to related companies	1,099	(730)	(715)

Net cash provided by/(used in) operating activities	(17,642)	15,926	13,195

chinadotcom corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Amounts in thousands of U.S. dollars, except number of shares and per share data)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(15,580)	(4,587)	(13,446)
Acquisition of property and equipment	(8,250)	(5,471)	(1,551)
Acquisition of cost investments	(398)	—	—
Acquisition of available-for-sale securities	(1,932,249)	(660,599)	(424,667)
Acquisition of intangible assets	(12,392)	(8,800)	(2,355)
Advances of loans to equity investees	(179)	—	—
Issuance of loans	—	—	(27,000)
Purchase of promissory notes and warrants	—	(7,000)	—
Collection of promissory notes and warrants	—	—	6,878
Proceeds from disposal of available-for-sale securities	1,843,943	675,728	580,607
Proceeds from disposal of property and equipment	138	1,386	381
Proceeds/(cash disbursements) from share issuance by disposal of subsidiaries	982	(652)	(2,349)
Proceeds from disposal of cost investments	598	—	1,750
Decrease/(increase )in restricted cash	2,860	1,165	(129)

Net cash provided by/(used in) investing activities	(120,527)	(8,830)	118,119

Cash flows from financing activities:
Issuance of share capital	279	724	8,585
Additional bank loans	117,307	125,278	15,015
Repayment of bank loans	(2,737)	(116,349)	(121,388)
Purchases of treasury stock	—	(4,416)	(11,171)
Settlement of promissory notes in relation to acquisitions	(3,343)	—	—

Net cash provided by/(used in) in financing activities	111,506	5,237	(108,959)

Net increase/(decrease) in cash and cash equivalents	(26,663)	12,333	22,355
Cash and cash equivalents at beginning of year	47,483	20,820	33,153

Cash and cash equivalents at end of year	20,820	33,153	55,508

chinadotcom corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands of U.S. dollars, except number of shares and per share data)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
Interest paid	1,495	2,632	519
Non-cash activities:
Class A common shares issued for settlement of other payables	4,467	—	—
Class A common shares issued for settlement of promissory notes	3,033	—	—
Subsidiary’s ordinary shares issued for acquisition of a subsidiary	1,410	—	—
Subsidiary’s ordinary shares issued for purchases of assets	221	—	—
Repurchase of Class A common shares from disposal of an equity investee	53	—	—
Reissuance of treasury stock for the acquisition of subsidiaries	—	—	2,810
Reissuance of treasury stock for settlement of employee stock ownership plan obligations	—	24	—
Purchase consideration on the acquisition of a subsidiary	—	—	39,835

The accompanying notes form an integral part of these consolidated financial statements.

chinadotcom corporation
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Amounts in thousands)

						Accumulated		Total
			Additional			other		shareholders'
	Number	Common	paid-in	Treasury	Comprehensive	comprehensive	Accumulated	equity/
	of	shares	capital	stock	loss	income/(loss)	deficits	(deficit)
	shares	USD	USD	USD	USD	USD	USD	USD
Balance at January 1, 2001	101,828	25	604,566	—		(766)	(91,801)	512,024
Exercise of employee stock options	92	—	279	—	—	—	—	279
Issuance of shares for non- cash transactions	795	1	7,499	—	—	—	—	7,500
Redemption and retirement of shares for non-cash transactions	(23)	—	(53)	—	—	—	—	(53)
Stock compensation expenses on options granted	—	—	1,169	—	—	—	—	1,169
Unrealized losses, net of unrealized gains, on available-for-sale securities	—	—	—	—	(9,956)	(9,956)	—	(9,956)
Other-than-temporary impairment of available-for-sale securities	—	—	—	—	4,216	4,216	—	4,216
Minority interests’ share of unrealized losses, net of unrealized gains on available-for-sale securities	—	—	—	—	337	337	—	337
Foreign currency translation adjustments	—	—	—	—	(1,199)	(1,199)	—	(1,199)
Less: reclassification adjustment for gains, net of losses included in net loss	—	—	—	—	(71)	(71)	—	(71)
Net loss for the year	—	—	—	—	(124,385)	—	(124,385)	(124,385)

Comprehensive income					(131,058)

Balance at December 31, 2001	102,692	26	613,460	—		(7,439)	(216,186)	389,861

The accompanying notes form an integral part of these consolidated financial statements.

chinadotcom corporation
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Amounts in thousands)

						Accumulated		Total
			Additional			other		shareholders'
	Number	Common	paid-in	Treasury	Comprehensive	comprehensive	Accumulated	equity/
	of	shares	capital	stock	loss	income/(loss)	deficits	(deficit)
	shares	USD	USD	USD	USD	USD	USD	USD
Balance at January 1, 2002	102,692	26	613,460	—		(7,439)	(216,186)	389,861
Exercise of employee stock options	296	—	724	—	—	—	—	724
Redemption of shares	—	—	—	(4,416)	—	—	—	(4,416)
Retirement of shares	(1,692)	(1)	(4,153)	4,154	—	—	—	—
Reissuance of treasury stock for non-cash transactions	—	—	—	24	—	—	—	24
Stock compensation expenses on options granted	—	—	309	—	—	—	—	309
Unrealized losses, net of unrealized gains on available-for- sale securities	—	—	—	—	(1,276)	(1,276)	—	(1,276)
Other-than-temporary impairment of available-for-sale securities	—	—	—	—	5,125	5,125	—	5,125
Minority interests’ share of unrealized gains, net of unrealized losses on available-for-sale securities	—	—	—	—	(484)	(484)	—	(484)
Foreign currency translation adjustments	—	—	—	—	661	661	—	661
Less: reclassification adjustment for losses, net of gains included in net loss	—	—	—	—	5,403	5,403	—	5,403
Net loss for the year	—	—	—	—	(18,231)	—	(18,231)	(18,231)

Comprehensive income					(8,802)

Balance at December 31, 2002	101,296	25	610,340	(238)		1,990	(234,417)	377,700

The accompanying notes form an integral part of these consolidated financial statements.

chinadotcom corporation
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Amounts in thousands)

						Accumulated		Total
			Additional			other		shareholders'
	Number	Common	paid-in	Treasury	Comprehensive	comprehensive	Accumulated	equity/
	of	shares	capital	stock	loss	income/(loss)	deficits	(deficit)
	shares	USD	USD	USD	USD	USD	USD	USD
Balance at January 1, 2003	101,296	25	610,340	(238)		1,990	(234,417)	377,700
Exercise of employee stock options	2,592	1	8,584	—	—	—	—	8,585
Redemption of shares	—	—	—	(11,171)	—	—	—	(11,171)
Retirement of shares	(2,300)	(1)	(5,749)	5,750	—	—	—	—
Reissuance of treasury stock for non-cash transactions	—	—	1,218	1,592	—	—	—	2,810
Stock compensation expenses on options granted	—	—	328	—	—	—	—	328
Unrealized gains, net of unrealized losses on available-for- sale securities	—	—	—	—	644	644	—	644
Minority interests’ share of unrealized losses, net of unrealized gains on available-for-sale securities	—	—	—	—	184	184	—	184
Foreign currency translation adjustments	—	—	—	—	186	186	—	186
Less: reclassification adjustment for gains, net of losses included in net income	—	—	—	—	(4,344)	(4,344)	—	(4,344)
Net income for the year	—	—	—	—	15,524	—	15,524	15,524

Comprehensive income					12,194

Balance at December 31, 2003	101,588	25	614,721	(4,067)		(1,340)	(218,893)	390,446

The accompanying notes form an integral part of these consolidated financial statements.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

1.	ORGANIZATION AND BASIS OF PRESENTATION

chinadotcom corporation (“chinadotcom” or the “Company”) is a leading provider of enterprise software and solutions, value-added mobile services and applications and marketing and advertising services. The Company offers the following services to companies throughout Greater China and Asia, North America, the United Kingdom and the rest of Europe:

•	software products and services, including the implementation and development of packaged software for use in enterprise resource planning targeting mid-market manufacturers;

•	value-added mobile services and applications, including offering SMS to mobile subscribers in China and providing mobile development and technology services in Korea for leading telecom network operators, mobile handset manufacturers and mobile application and content providers;

•	technology services and outsourcing, including offering economical, high-quality software development services to the Company’s enterprise software customers by utilizing programmers located principally in China and India; and

•	marketing and advertising services, including developing targeted advertising campaigns by utilizing information gathered from the Company’s proprietary databases.

The Company was incorporated under the laws of the Cayman Islands in June 1997 as a wholly-owned subsidiary of China Internet Corporation Limited (“CIC”), a company incorporated under the laws of Bermuda.

In March 2000, hongkong.com Corporation (“hongkong.com”), a then wholly-owned e-business solutions and advertising services provider, was listed on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited and 736,000,000 shares of hongkong.com were issued at a price of USD0.24 per share for net proceeds of USD168,462. As a result, the Company’s shareholding in hongkong.com was diluted to 84%. Currently, the Company’s ownership interest is 81.3%. No deferred tax has been provided for the gain as the future disposal of shares in hongkong.com by the Company will not be taxable in any jurisdiction.

On December 12, 2003, the Company announced that it would reorganize its mobile and portal unit as a wholly-owned subsidiary, chinadotcom Mobile Interactive Corporation, “CDC Mobile”), and register an offering of CDC Mobile’s American Depositary Shares under the Securities Act of 1933, as amended. The purpose of the intended offering is to fund the operations of CDC Mobile following its reorganization as an independent company holding the Company’s assets and businesses that provide mobile services and applications, advertising and interactive media and Internet services. As a selling shareholder, the Company may also receive proceeds from the intended offering. While the offering is expected to commence in the first half of 2004, subject to the completion of all applicable regulatory review, there is no assurance that it will be successfully completed. The Company anticipates that Newpalm will be included within CDC Mobile.

The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

2.	BUSINESS COMBINATIONS

(a)	OpusOne Technologies International Inc. (“OpusOne”)

On February 28, 2002, the Company acquired a 51% equity interest in OpusOne, through the purchase of outstanding and newly issued common shares of OpusOne. The results of OpusOne’s operations have been included in the consolidated financial statements since the date of acquisition. OpusOne is a developer of business software solutions in the People’s Republic of China (the “PRC”). As a result of the acquisition, OpusOne is expected to complement and serve to further expand the Company’s portfolio of proprietary software solutions in the PRC market and the Company is expected to reduce costs and improve operational profitability through economies of scale.

The total initial purchase price was USD8,950 cash for 368,100 issued and outstanding and 300,000 newly issued common shares of OpusOne. The Company paid USD4,488 cash on the date of acquisition. The remaining purchase price will be paid in three yearly installments subsequent to December 31, 2002 and will be adjusted based on the audited financial statements of OpusOne for each of the fiscal years ended December 31, 2003, 2004 and 2005.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

USD
Current assets	1,850
Property and equipment, net	297
Goodwill	4,764
Intangible assets*	720
Other assets	821

Total assets acquired	8,452

Current liabilities	(3,532)
Long-term debt	(432)

Total liabilities assumed	(3,964)

Net assets acquired	4,488

*	The estimated weighted average useful life of the identifiable intangible assets acquired is 3 years.

During the year ended December 31, 2003, the Company acquired the remaining 49% equity interest in OpusOne through the issuance of 519,032 common shares of the Company to OpusOne’s minority shareholders.

Goodwill of USD6,794 in aggregate in respect of the two stages of the acquisition was assigned to the software and consulting services segment and such goodwill is not deductible for tax purposes.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

2.	BUSINESS COMBINATIONS (continued)

(b)	Praxa Limited (“Praxa”)

On February 12, 2003, the Company acquired a 100% equity interest in Praxa, through the acquisition of the entire issued share capital of Praxa. The results of Praxa’s operations have been included in the consolidated financial statements since the date of acquisition. Praxa’s core business is the provision of information technology products and services in the form of outsourcing, application development and support, and systems integration in Australia and Asia. As a result of the acquisition, the Company is expected to increase the number of clients for its low-cost China-based outsourcing platform and to extend the distribution network of the Company’s own software products to Australia.

The purchase price was approximately USD3,567 cash for 6,304,478 common shares of Praxa.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

USD
Current assets	4,552
Property and equipment, net	1,061
Goodwill	3,589
Intangible assets*	1,996
Other assets	193

Total assets acquired	11,391

Current liabilities	(7,292)
Deferred tax liabilities	(532)

Total liabilities assumed	(7,824)

Net assets acquired	3,567

*	The estimated weighted average useful life of the identifiable intangible assets acquired is 4.5 years.

The goodwill of USD3,589 was assigned to the software and consulting services segment and such goodwill is not deductible for tax purposes.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

2.	BUSINESS COMBINATIONS (continued)

(c)	Palmweb Inc. (“Palmweb”)

In April 2003, hongkong.com acquired a 100% equity interest in Palmweb, through the acquisition of the entire issued share capital of Palmweb. The results of operations of Palmweb and its subsidiary and variable interest entities (collectively the “Palmweb Group”) have been included in the consolidated financial statements since the date of acquisition. Palmweb is primarily engaged in the provision of mobile services and applications in the mainland of the PRC (“Mainland China”). As a result of the acquisition, the Company can participate in the provision of value-added mobile services in Mainland China. Pursuant to the corresponding share purchase agreement (the “Agreement”), the total purchase consideration, including certain amount to be paid to certain employees of Palmweb as further detailed below, has been agreed as follows:

•	an initial cash consideration of USD14,000; and

•	an earnout cash consideration, which is equal to the aggregate of (i) an amount equal to the audited net income of the Palmweb Group for the year ended December 31, 2003 multiplied by 3.56918 and (ii) an amount equal to the audited net income of the Palmweb Group for the year ended December 31, 2004 multiplied by 1.13982 (the “Contingent Consideration”).

The initial cash consideration of USD14,000 was paid in April 2003. The total purchase consideration is subject to a maximum of USD55,000.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

USD
Current assets	7,058
Property and equipment, net	402
Goodwill*	7,869
Intangible assets**	2,822
Other assets	66

Total assets acquired	18,217

Current liabilities	(3,286)
Deferred tax liabilities	(931)

Total liabilities assumed	(4,217)

Net assets acquired	14,000

*	Based on the initial consideration payable at the date of acquisition, which was subsequently adjusted to USD47,704 upon the finalization of the Contingent Consideration as further detailed below.

**	The estimated weighted average useful live of the identifiable intangible assets acquired is 2.67 years.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

2.	BUSINESS COMBINATIONS (continued)

(c)	Palmweb Inc. (“Palmweb”) (continued)

Based on the audited net income of the Palmweb Group for the year ended December 31, 2003 and in accordance with the Agreement, the Contingent Consideration, which is limited to the maximum consideration less the amount already paid, was finalized at USD41,000 and was paid in February 2004. That part of the Contingent Consideration that was directly related to the acquisition of Palmweb, equal to USD39,835, has been accounted for as an adjustment of the purchase price of Palmweb. That part of the Contingent Consideration that was paid to certain employees of Palmweb, who were the former holders of the share options of Palmweb and who are subject to certain continuing employment requirements, equal to USD1,165 has been accounted for as compensation for services.

The total goodwill of USD47,704 in relation to the acquisition of Palmweb was assigned to the mobile services and applications segment and such goodwill is not deductible for tax purposes.

The business in which the Palmweb Group operates is subject to foreign ownership restrictions in the PRC. To comply with the PRC laws and regulations that prohibit or restrict foreign ownership of telecommunications and other information services within the PRC, Palmweb arranged for the establishment of two entities (the “PRC Entities”). The legal owners of the PRC Entities are two PRC citizens who are also employees of the Company (the “Nominees”). In order to control the PRC Entities, the Company entered into certain cooperation, trust and other arrangements with relevant parties, including the PRC Entities and the Nominees.

Based on the contractual arrangements mentioned above, the Company believes that the PRC Entities are considered as Variable Interest Entities under the revised Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, because the equity investors in the PRC Entities do not have the characteristics of a controlling financial interest and the Company is the primary beneficiary of the PRC Entities. Accordingly, the PRC Entities have been consolidated by the Company in accordance with FIN 46.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

2.	BUSINESS COMBINATIONS (continued)

(d)	IMI Global Holdings Ireland Limited (“IMI”)

On September 9, 2003, CDC Software, a wholly-owned subsidiary and a software unit of the Company, acquired a 51% equity interest in Cayman First Tier, an investment holding company organized in the Cayman Islands which owns 100% of IMI, a leading provider of supply chain management solutions in North America and Europe. Supply chain management software is considered by the Company as an important component of a broad enterprise resource planning product and service offering, and forms part of the Company’s strategic software initiative. The remaining 49% equity interest is held by Symphony Technology Group (“Symphony”), a Palo Alto, California-based private equity firm focused on enterprise software and services, which previously owned 100% of IMI. Symphony has an option to sell to the Company all of its 49% interest in IMI at any time during the twelve months following the occurrence of unpermitted changes in the composition of IMI’s executive committee being overruled by the IMI board, or modifications to the rights, powers or responsibilities of IMI’s executive committee without the approval of the directors appointed by Symphony. The purchase price for Symphony’s interest in IMI is based on the financial performance of IMI, and is set at a fixed multiple of IMI’s annual revenues. In consideration for the 51% interest, CDC Software has agreed to invest USD25,000 into Cayman First Tier, and has also agreed to finance loan facilities for Cayman First Tier and Symphony Enterprise Solutions, S.ar.L., a wholly-owned subsidiary of Cayman First Tier of up to an aggregate of USD25,000. All the funds provided to Cayman First Tier are intended to be used primarily for further expansion in the supply chain management software sector via acquisitions, strategic investments and organic growth.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

USD
Current assets	36,363
Property and equipment, net	1,689
Goodwill	15,802
Intangible assets*	5,063
Other assets	2,184

Total assets acquired	61,101

Current liabilities	(26,178)
Minority interests	(9,923)

Total liabilities assumed	(36,101)

Net assets acquired	25,000

*	The estimated weighted average useful life of the identifiable intangible assets acquired is 7 years.

The goodwill of USD15,802 was assigned to the software and consulting services segment and such goodwill is not deductible for tax purposes.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

2.	BUSINESS COMBINATIONS (continued)

(e)	Unaudited pro forma consolidated financial information

The following unaudited pro forma consolidated financial information reflects the results of the operations of the Company for the years ended December 31, 2001, 2002 and 2003, as if the acquisition of OpusOne had occurred on January 1, 2001 and the acquisitions of Praxa, Palmweb and IMI had occurred on January 1, 2002. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisitions of subsidiaries actually taken place on January 1, 2001 and 2002, respectively, and may not be indicative of future operating results.

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
	(unaudited)	(unaudited)	(unaudited)
Revenue	46,913	45,503	94,334
Net income/(loss)	(129,217)	(18,045)	16,261
Basic and diluted earnings/(loss) per share	(1.26)	(0.18)	0.16

The difference in the pro forma and audited net income/(loss) for the years ended December 31, 2001, 2002 and 2003 is primarily due to the inclusion of the results of operations of those acquired subsidiaries from the beginning of the respective years of acquisition to the date of acquisition and for the immediately preceding comparable year as though the corresponding business combinations had been completed at the beginning of that year, net of the additional amortization of corresponding purchased amortizable intangible assets for the years ended December 31, 2001, 2002 and 2003.

3.	CHANGES IN THE PRESENTATION OF COMPARATIVE FINANCIAL STATEMENTS

Subsequent to the year ended December 31, 2002, the Company’s operating segments have been changed from e-business solutions, advertising, the sale of IT products and other income, to software and consulting services, mobile services and applications, advertising and marketing activities, and other income. The Company believes that this new segmental classification is more representative of the Company’s business strategies and reflects the Company’s current internal reporting practices.

Due to the change of operating segments and the discontinued operations of certain components, certain comparative amounts have been reclassified to conform with the current year’s presentation.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries that are not considered variable interest entities and all variable interest entities for which the Company is the primary beneficiary, after eliminations of all material inter-company accounts, transactions and profits.

(b)	Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(c)	Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Except for the restricted cash disclosed in note 5, none of the Company’s cash and cash equivalents is restricted as to withdrawal or use.

(d)	Property and equipment and depreciation

Buildings, leasehold improvements, furniture and fixtures, office equipment, computer equipment and motor vehicles are stated at cost less accumulated depreciation. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation of buildings, leasehold improvements, furniture and fixtures, office equipment, computer equipment and motor vehicles is computed using the straight-line method over the assets’ estimated useful life. No depreciation is provided on freehold land, which is stated at cost. The principal annual rates used are as follows:

Buildings	4%
Leasehold improvements	Over the lesser of the lease term and the estimated useful life
Furniture and fixtures	10% to 100%
Office equipment	20% to 331/3%
Computer equipment	331/3% to 100%
Motor vehicles	331/3%

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(e)	Goodwill and intangible assets

Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired businesses. Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) 142, Goodwill and Other Intangible Assets. In accordance with SFAS 142, the Company ceased amortizing goodwill and performed a transitional test of its goodwill as of January 1, 2002. SFAS 142 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests in certain circumstances. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair value of the Company’s reporting units with the reporting unit’s carrying amount, including goodwill. Fair value is primarily determined by computing the future discounted cash flows expected to be generated by the reporting unit. If the carrying value exceeds the fair value, goodwill may be impaired. If this occurs, the Company performs the second step of the goodwill impairment test to determine the amount of impairment loss. The fair value of the reporting unit is allocated to its assets and liabilities in a manner similar to a purchase price allocation in order to determine the implied fair value of the reporting unit goodwill. This implied fair value is then compared with the carrying amount of the reporting unit goodwill, and if it is less, the Company would then recognize an impairment loss. Prior to January 1, 2002, goodwill was amortized to expense on a straight-line basis over a period of two to five years. The carrying value of goodwill was reviewed for possible impairment whenever events or changes in circumstances indicated that an impairment might exist. The transitional impairment test performed in June 2002, indicated that the fair value of the Company’s reporting units exceeded the reporting units’ carrying amount including goodwill, and accordingly, goodwill was not impaired. In December 2002 and 2003, annual impairment tests were performed and the fair value of the Company’s reporting units exceeded the reporting units’ carrying amount including goodwill. As such, the Company concluded that goodwill was not impaired.

Intangible assets represent trademarks, service marks and uniform resource locators (“URLs”); software applications and programs; customer base and contracts; and business licenses and partnership agreements. Intangible assets are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of the intangible assets are as follows:

Trademarks, service marks and URLs	20 years
Software applications and programs	2 to 15 years
Customer base and contracts	1.5 to 10 years
Business licenses and partnership agreements	6 to 7 years

Annually, the Company reviews and adjusts the carrying value of purchased intangible assets if the facts and circumstances suggest purchased intangible assets may be impaired. If this review indicates that purchased intangible assets may not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of intangible assets will be reduced by the estimated shortfall in discounted cash flows.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(f)	Investments

Debt and equity investments which represent available-for-sale securities are stated at fair value. Unrealized holding gain or loss, net of tax, on available-for-sale securities is reported in other comprehensive income/(loss) and is included in a separate component of the shareholders’ equity. Realized gains and losses and any decline in fair value judged to be other-than-temporary on available-for-sale securities are included in gain/(loss) on disposal of available-for-sale securities and impairment of available-for-sale securities, respectively. The cost of securities sold is based on the first-in, first-out method. Interest on securities classified as available-for-sale securities are included in interest income.

All other investments, for which the Company does not have the ability to exercise significant influence and there is not a readily determinable fair value, are accounted for under the cost method of accounting. Dividends and other distributions of earnings from investees, if any, are included in income when declared. The Company periodically evaluates the carrying value of its investments accounted for under the cost method of accounting and any decline in value is included in impairment of cost investments.

When determining whether an impairment of investments exists or a decline in value of an available-for-sale security is other-than-temporary, the Company evaluates evidence to support a realizable value in excess of the current market price for securities with fair value. Such information may include the investment’s financial performance (including such factors as earnings trends, dividend payments, asset quality and specific events), the near term prospects of the investment, the financial condition and prospects of the investment’s region and industry, and the Company’s investment intent. Typically, a sustained decline in the market value of a quoted security for six months is generally indicative of an other-than-temporary impairment.

(g)	Investments in equity investees

The Company’s investments in equity investees for which its ownership exceeds 20%, but which are not majority-owned, are accounted for using the equity method. Under the equity method, the Company’s proportionate share of each equity investee’s net income or loss and amortization of the Company’s net excess investment over its equity in each equity investee’s net assets is included in “share of income/(losses) in equity investees”. Amortization is recorded on a straight-line basis over the estimated useful life of three years.

(h)	Foreign currency translation

Foreign currency transactions are translated at the applicable rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange ruling at that date. Exchange differences are dealt with in the statement of operations.

The functional currency of the Company is the United States dollar. The functional currency of the Company’s subsidiaries in the locations outside Hong Kong are the respective local currencies. The financial statements of the Company’s subsidiaries have been translated into United States dollars in accordance with SFAS 52, Foreign Currency Translation. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rates for the year. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income/(loss) in the shareholders’ equity.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(i)	Advertising expenses

Advertising expenses are charged to the consolidated statement of operations when incurred. The advertising expenses are indirect costs for promoting the brand name of the Company and for implementing its corporate marketing strategy, which are included in the “selling, general and administrative expenses” line item.

(j)	Shipping and handling

Costs related to shipping and handling are included in cost of revenues for all periods presented.

(k)	Revenue recognition

The Company generates revenues from three primary sources: software and consulting services, mobile services and applications, and advertising and marketing services. Revenue is recognized in accordance with accounting principles generally accepted in the United States, or GAAP. The specific literature the Company follows in connection with revenue recognition is the Securities and Exchange Commission’s Staff Accounting Bulletin No. 101 (“SAB 101”) Revenue Recognition in Financial Statements, the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-9 Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, and in certain instances, SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. The Company recognizes revenue when it has persuasive evidence of an arrangement, the product has been shipped and title has passed or the services have been delivered, the price is fixed or determinable and collectibility is reasonably assured. In addition to these basic criteria, the following are the specific revenue recognition policies for each major stream of revenue by reporting segment.

Revenues in the software and consulting services segment are derived from the outsourcing of information technology consultants, the sale of software products and the design, development and integration of Internet web sites.

Outsourcing of information technology consultants involves contractual time and materials outsourcing agreements whereby consultants are provided at agreed-upon billing rates for customers to deploy on their own internal projects. Revenues from time and materials outsourcing contracts are recognized as the services are delivered assuming all other basic criteria for revenue recognition have been met.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(k)	Revenue recognition (continued)

Revenue from the sale of software products often includes a combination of hardware, software, training and maintenance services. The Company allocates the arrangement fee in these multi-element deals to each individual element using its fair value as determined by “vendor specific objective evidence”. Vendor specific objective evidence of fair value is determined by the customary price charged for each element when sold separately after the application of any standard approved discount. Where fair value exists for all undelivered elements of the arrangement, the Company applies the “residual” method of accounting and defers revenue allocated to the undelivered elements while recognizing the residual revenue allocated to the delivered elements. In the absence of vendor specific objective evidence for any undelivered element, the Company defers the entire arrangement fee and recognizes revenue when all undelivered elements are delivered assuming all other basic criteria for revenue recognition have been met.

Revenues related to training services for software products are deferred and recognized as the services are delivered, assuming all other basic criteria for revenue recognition have been met. Where training services are sold as part of a multi-element deal, those services are evaluated, on a case-by-case basis, to determine whether they are essential to the functionality of the other elements of the arrangement. In cases where training services are considered essential to the functionality of the other elements of the arrangement, revenue from the total arrangement is deferred and recognized as the training services are delivered.

Revenues related to maintenance agreements on software products are deferred and recognized ratably over the term of the agreement which is normally one year.

Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period in which the related revenues are recorded. Such provisions are calculated after considering relevant historical data.

Some of the engagements in the software and consulting services segment are for the design, development and integration of Internet web sites. These projects usually have fixed prices and most have durations of six months or less. Customers enter into contractual arrangements with the Company that specify the required web design features, layout, functionality, implementation services required, expected deliverables, pricing, payment terms and project timetable. Invoicing and payments are usually made throughout the term of the project in accordance with the contractual terms. A majority of the projects include acceptance clauses requiring customers’ sign off at the conclusion of the projects. The arrangements allow the customer to withhold 10% of the total project cost as a retention until sign off and acceptance is obtained. Historically, the Company has not experienced projects where sign off or acceptance has been withheld by a customer resulting in a material loss on a project. In limited situations, the Company receives change orders from customers, in which case, each change order request is assessed for its impact on the existing arrangement, and contract revenues and costs are only adjusted after both parties agree to the changes. The Company also receives change orders which result in the initiation of a separate project.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(k)	Revenue recognition (continued)

Revenues from the design and development of Internet web sites and the integration of those web sites with clients’ computer systems are recognized using contract accounting. In order to calculate the amount of revenue earned, the Company uses the cost-to-cost percentage-of-completion method whereby amounts recognized are calculated by reference to the hours incurred as a percentage of the total estimated hours to complete the project. The Company uses this input method to calculate revenues because historical experience has demonstrated that it produces a reliable indication of the progress on each engagement. Estimates of total projected contract costs are re-evaluated on a regular basis and, if appropriate, revised. Any adjustments to revenue due to changes in estimates are accounted for in the period of the change in estimate. When estimates indicate that a loss will be incurred on a contract upon completion, a provision for the expected loss is recorded in the period in which the loss becomes evident. Historically, the Company has not experienced material losses on fixed-price contracts. The majority of the Company’s contracts are short term in duration, and the use of the completed contract method would not result in a material difference in revenue earned.

The Company provides maintenance services related to Internet web sites. Maintenance services related to Internet web sites involves support in connection with non-significant customer requested changes to web site functionality, updates to web site information, and telephone support for web site administrators. Revenues from Internet web site maintenance agreements are deferred and recognized ratably over the terms of the related agreements which are usually for periods of six months or one year.

The Company’s mobile services and applications segment derives revenues from the provision of value-added short messaging services, or SMS, such as dating and friends matching, e-mail, ring tone and logo downloads and various other related products to mobile phone users. The Company relies on mobile network operators in Mainland China to transmit the SMS messages and bill mobile phone users for SMS fees on a monthly or per message basis.

SMS revenues are recognized in the month in which the services are performed, assuming all other basic criteria for revenue recognition have been met. The Company books revenues on a monthly basis based upon confirmations from the network operators. At the end of each reporting period, where an operator fails to provide the Company with a monthly statement confirming the amount of SMS charges billed to their mobile phone users for that month, the Company uses information generated from its own internal system and historical financial data to make estimates of the billing reconciliation rate and collectible SMS fees, and revenues are accrued accordingly.

Revenues from SMS are recognized net of the mobile phone operator’s share of revenue and uncollectible amounts because the Company considers the operators to be the primary obligors in the information transmission and delivery process. The network operators are the primary obligor in the arrangement. The mobile phone operators are responsible for fulfillment, including the transmission of the SMS messages to the end users. The Company is transparent to the mobile phone users because it provides the services through the mobile phone operators. The Company recognizes revenues on a monthly basis in the case of monthly subscriptions, on a message-received basis in the case of per message services, and on the basis of each successfully downloaded content in the case of games, ringtones and logos. The Company has no discretion over pricing of the services. Under arrangements with each mobile phone operator, changes require both parties’ approval. The Company has no discretion over supplier selection since there are currently only two mobile phone operators in Mainland China, and all SMS must be routed through their networks.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(k)	Revenue recognition (continued)

Advertising and marketing services revenues are derived from the sale of online banner advertisements, sponsorships, direct mailings and offline advertising campaigns.

Online banner advertising revenues are derived from short-term advertising contracts (normally less than 90 days), in which customers’ advertisements are placed on web sites for a set period of time or for a set number of impressions. Impressions are defined as the number of times that an advertisement appears on a selected web page. Customers typically identify the web sites they wish their advertisements to be displayed on, and in certain situations, the advertisements are also displayed on the Company’s own or affiliated companies’ web sites. Revenues from online banner advertising are recognized in the period in which the advertisement is displayed at the lesser of the ratio of impressions delivered over total guaranteed impressions or ratably over the term of the contract.

Sponsorship revenues are derived from advertisements placed on the Company’s own or affiliated companies’ web sites and are usually for longer display periods than online banner advertisement agreements, but normally do not exceed one year. Sponsorship revenues are recognized ratably over the term of contracts, assuming all other basic criteria for revenue recognition have been met.

Direct mailing revenues are derived from targeted advertising campaigns. The Company transmits the advertisements in either electronic form to the target profile or market. On occasion, the Company may also assist with the design of the advertisements. Revenues from direct mailing are recognized when the advertisements are sent, assuming all other basic criteria for revenue recognition have been met.

Offline advertising revenues are derived from the production and placement of advertisements in magazines and publications for the travel and tourism industry. Revenues are realized when the advertisements are published, assuming all other basic criteria for revenue recognition have been met.

The Company pays web sites for providing advertising space and becomes obligated to make the payment in the period the advertising is delivered. Such expenses are classified as cost of revenues in the consolidated statement of operations.

Certain subsidiaries of the Company act as advertising agents for their customers, and the related revenues derived from these agreements are recorded net in the consolidated statement of operations.

The Company pays affiliated web sites a percentage of advertising revenue, ranging from 50% to 85%, in exchange for providing advertising space to the Company’s network. The Company becomes obligated to make payments to such affiliated web sites in the period the advertising is delivered. Such expenses are classified as cost of revenues in the consolidated statement of operations. The Company records the revenue on a gross basis since it is responsible for the fulfillment of the contract, including the selection of the web site, arrangement of the advertisement placement and acceptability of the advertisement. In addition, the Company assumes the credit risk for the amount billed to the customer and owed to an affiliated web site after the web site performs, regardless of whether the Company fully collects the sales amount from the customer.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(l)	Deferred revenue

Deferred revenue represents cash received for software and consulting services and advertising and marketing services in advance of services being rendered.

The Company reports deferred revenue as a liability on the balance sheet when there is a contractual obligation as at the balance sheet date to provide services or software product to the customer but the services have not yet been completed or product has not yet been delivered, and thus no recognition of revenue has taken place.

The Company has adopted revenue recognition polices in respect of deferred revenue as follows:

•	contracted support/maintenance revenue is recognized ratably (straight-line) over the life of the contracts, which are typically one year in duration;

•	contracted training and installation revenue is recognized as service is delivered and completed;

•	contracted online paid email/advertising campaign revenue is recognized ratably (straight-line) over the life of the contracts, which are typically one year in duration for paid email and two to three months for advertising campaigns; and,

•	deferred contracted consulting revenue is recognized as services are delivered.

(m)	Income taxes

Income taxes, if any, are determined under the liability method as required by SFAS 109, Accounting for Income Taxes.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(n)	Stock compensation expenses

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS 123, Accounting for Stock-Based Compensation. The Company and hongkong.com issued share options to certain of their employees in accordance with their respective stock option plans. Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company’s and hongkong.com’s shares and the amount an employee must pay to acquire the shares. Had the Company determined compensation cost based on the fair value at the grant date for the stock options under SFAS 123, the Company’s net income would have been reduced as indicated below:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Net income/(loss):
As reported	(124,385)	(18,231)	15,524
Add: Stock compensation expense included in income/(loss)	1,227	309	328
Deduct: Stock compensation expense determined under fair value based method	(29,625)	(15,924)	(4,886)

Pro forma	(152,783)	(33,846)	10,966

Basic earnings/(loss) per share:
As reported	(1.21)	(0.18)	0.15
Pro forma	(1.49)	(0.33)	0.11

Diluted earnings/(loss) per share:
As reported	(1.21)	(0.18)	0.15
Pro forma	(1.49)	(0.33)	0.11

For the purposes of pro forma disclosures above, the estimated fair value of the options is amortized to expense over the options’ vesting period.

(o)	Earnings/(loss) per share

The Company computes earnings/(loss) per share in accordance with SFAS 128, Earnings per Share. Under the provisions of SFAS 128, basic earnings or loss per share is computed by dividing the net income or loss available to common shareholders for the year by the weighted average number of common shares outstanding during the year. Diluted earnings or loss per share is computed by dividing the net income or loss for the year by the weighted average number of common and common equivalent shares outstanding during the year. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options, are included in diluted earnings or loss per share to the extent such shares are dilutive.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(p)	Repurchase agreements

Debt securities sold under agreements to repurchase are classified as secured borrowings. Agreements with the third party specify the third party’s rights to request additional collateral. Both parties monitor the fair value of the underlying securities as compared with the related receivable or payable, including accrued interest, and may request a cash transfer at least equal to that net exposure as necessary.

(q)	Accounts receivable and allowance for doubtful accounts

Accounts receivable are carried at their original amount less an estimate made for uncollectible amounts.

The allowance for doubtful accounts is established based on the Company’s credit control policies. Allowances are made based upon regular reviews of all significant outstanding invoices and, in addition, invoices not specifically reviewed are provided for at differing rates, based upon the age of the receivable. The determination of these rates is based upon our historical collection experience and assessment of the economic environment in which the customer is situated. Receivables more than 180 days past due are automatically reserved unless collection is deemed probable. If the assessments made and historical data used to calculate the allowance for doubtful accounts does not reflect the ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed, and the future results of operations could be materially affected.

(r)	Comprehensive income/(loss)

Comprehensive income/(loss) includes net earnings or loss as well as additional other comprehensive income/(loss). The Company’s other comprehensive income/(loss) consists of unrealized gains and loss on available-for-sale securities and foreign currency translation, all recorded net of tax.

(s)	Gain on issuances of shares by subsidiaries

At the time a subsidiary sells its shares to unrelated parties at a price in excess of its book value, the Company’s net investment in that subsidiary increases. If at that time, the subsidiary is not a newly-formed, non-operating entity, nor a research and development, start-up or development stage company, nor is there question as to the subsidiary’s ability to continue in existence, the Company records the increase as a non-operating gain in the consolidated statement of operations. Otherwise, the increase is reflected in “effect of subsidiaries’ equity transactions” in the Company’s consolidated statement of shareholders’ equity.

(t)	Retirement costs

Retirement costs relating to defined benefit plans are actuarially determined based on assumptions concerning the future events that will determine the amount and timing of the benefit payments. Contributions relating to defined contribution plans are made based on a percentage of the employees’ salaries and are charged to the results of operations as they become payable.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(u)	Derivative instruments

SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as modified by SFAS 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities, requires all contracts which meet the definition of a derivative to be recognized in the consolidated financial statements as either assets or liabilities and recorded at fair value. Changes in the fair value of derivative financial instruments are either recognized periodically in the income/(loss) or in shareholders’ equity as a component of other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. Changes in fair values of derivatives not qualified as hedges are reported in income. The estimated fair values of derivative instruments are determined at discrete points in time based on the relevant market information. These estimates are calculated with reference to the market rates using industry standard valuation techniques.

(v)	Impact of recently issued accounting standards

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. Instruments that are indexed to and potentially settled in an issuer’s own shares that are not within the scope of SFAS 150 remain subject to existing guidance. SFAS 150 must be applied immediately to instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. Certain provisions of this statement relating to noncontrolling interests in limited-life subsidiaries were deferred indefinitely. The Company adopted SFAS 150 and there was no impact on the Company’s results of operations or financial position upon the adoption of the new statement.

In January 2003, the FASB issued FIN 46. In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (i) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (ii) has a group of equity owners that are unable to make significant decisions about its activities, or (iii) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns (if no party absorbs a majority of the VIE’s losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities and non-controlling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

FIN 46 was effective immediately for VIEs created after January 31, 2003. The provisions of FIN 46, as revised, were early adopted for the Company’s interests in all VIEs and there was no cumulative effect on the Company’s results of operations or financial position upon the adoption of the provisions of the revised FIN 46.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

5.	RESTRICTED CASH

At December 31, 2002 and 2003, cash of USD109 and USD238, respectively, was pledged for banking facilities.

6.	ACCOUNTS RECEIVABLE

	December 31,	December 31,
	2002	2003
	USD	USD
Accounts receivable:
Amounts billed	17,648	18,058
Unbilled	1,521	1,320

	19,169	19,378
Allowance for doubtful accounts	(4,139)	(2,816)

Net	15,030	16,562

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Allowance for doubtful accounts:
Balance at beginning of year	3,488	6,538	4,139
Additions	3,050	4,296	2,297
Write-offs net of recoveries	—	(6,695)	(3,620)

Balance at end of year	6,538	4,139	2,816

As the Company has operations in many countries, there are variations in its credit terms between countries and between revenue segments. Within the range of credit policies, the credit terms for each revenue segment are based on the following normal guidelines:

•	For sales of IT products, the Company offers “30 to 60 days credit from date of delivery of software” or “cash on delivery”;

•	For sales of consulting services, the Company offers “30 to 60 days credit after completion of milestones per agreement”;

•	For sales in the mobile services and applications, the Company offers “90 days credit from the date issuance of invoices which usually takes place one month following the month of actual sales”;

•	With respect to sales in advertising and marketing activities segment, the Company offers three standard payment options “cash on delivery”, “14 days after completion of campaign” or “30 days credit”.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

6.	ACCOUNTS RECEIVABLE (continued)

Accounts receivable are carried at their original amount less allowance for doubtful accounts. The Company has adopted credit control policies to ensure that collection of the accounts receivable is probable and that recognition of the related revenue is appropriate. The allowance for doubtful accounts is established based on the Company’s credit control policies as listed below:

Period	Rate (% of accounts receivable)
Over 90 days	25%
Over 120 days	50%
Over 180 days	100%

Allowances are made based upon regular reviews of all significant outstanding invoices and, in addition, invoices not specifically reviewed are provided for at differing rates, based upon the aging of the accounts receivable. The determination of these rates is based upon the Company’s historical collection experience and assessment of the customer’s economic environment. Accounts receivable which are more than 180 days past due are automatically reserved unless collection is deemed probable.

Unbilled receivables of USD1,521 and USD1,320 in 2002 and 2003, respectively, represented the recognized sales value of performance relating to software and consulting services and these amounts had not been billed and were not billable to the customers at the date of the balance sheet. The balances will be billed upon the fulfillment of certain conditions agreed between the parties.

7.	AVAILABLE-FOR-SALE DEBT SECURITIES

In 2002, the Company recorded an impairment loss of certain available-for-sale debt securities of approximately USD5,000. The value of debt securities was determined to have been impaired because of the decrease in fair value of the debt securities was below the cost for over six months in 2002. The decline in fair value was not expected to recover prior to the time of sale as the Company may not hold such debt securities to maturity.

	December 31,	December 31,
	2002	2003
	USD	USD
Debt obligations issued by corporations and federally supervised/chartered organizations:
Amortized cost	467,842	313,219
Net unrealized gain/(loss)*	3,337	35

Estimated fair value	471,179	313,254
Restricted debt securities pledged for banking facilities	(151,123)	(31,109)

Non-restricted	320,056	282,145

*	The net unrealized gain/(loss) consisted of the gross unrealized gain of USD1,471 (2002: USD3,959) and the gross unrealized loss of USD1,436 (2002: USD622).

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

7.	AVAILABLE-FOR-SALE DEBT SECURITIES (continued)

For the years ended December 31, 2002 and 2003, the gross realized gain amounts were USD1,258 and USD6,834, respectively, and the gross realized loss amounts were USD1,166 and USD5,356, respectively.

Non-restricted available-for-sale debt securities consist of:

	December 31,	December 31,
	2002	2003
	USD	USD
Current	300,056	262,745
Non-current	20,000	19,400

	320,056	282,145

At December 31, 2003, all the debt securities were carried at market value and temporary unrealized gains and losses at December 31, 2003 were reported in other comprehensive income/(loss).

At December 31, 2002 and 2003, the Company’s debt securities had maturity dates falling due as follows:

	December 31,	December 31,
	2002	2003
	USD	USD
Maturity date
One year or less	15,459	30,322
Over one year to five years	294,817	233,342
Over five years to ten years	160,903	49,590

	471,179	313,254

All debt securities held by the Company have maturity terms ranging from one to over ten years. At December 31, 2003, all the debt securities were carried at market value and temporary unrealized gains and losses at December 31, 2003 were reported in other comprehensive income.

Included in debt securities owned as of December 31, 2002 and 2003 were debt securities with a market value of USD151,123 and USD31,109, respectively, which were segregated and secured in accordance with the Global Master Repurchase Agreement and the Total Return Swap Transaction Agreement as further detailed in note 13.

All debt securities as at December 31, 2002 and 2003 had been in an unrealized loss position for less than 12 months. For the debt securities in an unrealized loss position at the year end, the Company evaluated the length of the time and the extent to which the market value had been less than cost as well as the financial condition and performance of the issuer, and reached the conclusion that the impairments are not other-than-temporary.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

8.	LOAN RECEIVABLES

The balance as of December 31, 2003 is comprised of (i) a USD2,000 loan to Pivotal Corporation, a subsidiary newly acquired subsequent to the balance sheet date as further detailed in note 28, which is unsecured, bears interest at the U.S. prime rate and is repayable in December 2006, and (ii) a USD25,000 loan to Symphony, a minority shareholder of IMI as further detailed in note 2 (d), which is secured by a pledge from Symphony in favor of Cayman First Tier (the holding company organized in the Cayman Islands which owns 100% of IMI) of all of Symphony’s right, title and interest in Symphony’s 49% interest in Cayman First Tier, bears interest at 3% per annum and is repayable in November 2007.

The balance as of December 31, 2002 represented a USD5,325 loan to Sagent Technology Inc., a NASDAQ listed company. The balance was early settled in 2003.

9.	PROPERTY AND EQUIPMENT

	December 31,	December 31,
	2002	2003
	USD	USD
Freehold land	1,262	1,348
Buildings	1,262	1,348
Leasehold improvements	2,579	2,156
Furniture and fixtures	2,531	301
Office equipment	2,142	1,740
Computer equipment	29,408	26,754
Motor vehicles	488	511

	39,672	34,158
Less: Accumulated depreciation	(30,297)	(26,948)

	9,375	7,210

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

10.	GOODWILL

The changes in the carrying amount of goodwill for the years ended December 31, 2002 and 2003 are as follows:

		Mobile
	Software and	services	Advertising
	consulting	and	and marketing
	services	applications	activities	Total
	USD	USD	USD	USD
Balance as of January 1, 2002	1,834	—	4,596	6,430
Goodwill acquired during the year	5,277	—	1,295	6,572
Less: Goodwill written off related to sale/dissolution of business units	(203)	—	(783)	(986)

Balance as of December 31, 2002	6,908	—	5,108	12,016
Reallocation of goodwill	653	—	(653)	—

Balance as of January 1, 2003	7,561	—	4,455	12,016
Goodwill acquired during the year	21,063	47,704	879	69,646
Less: Goodwill written off related to sale/dissolution of business units	(235)	—	—	(235)

Balance as of December 31, 2003	28,389	47,704	5,334	81,427

Due to the adoption of SFAS 142 on January 1, 2002, the Company ceased amortizing goodwill. Had SFAS 142 been in effect during the year ended December 31, 2001, the Company would not have recorded goodwill amortization expenses of USD15,323. The following table summarizes net loss adjusted to exclude amortization expense in relation to goodwill that is no longer subject to amortization:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Reported net income/(loss)	(124,385)	(18,231)	15,524
Goodwill amortization	15,323	—	—

Adjusted net income/(loss)	(109,062)	(18,231)	15,524

Basic earnings/(loss) per share	(1.06)	(0.18)	0.15

Diluted earnings/(loss) per share	(1.06)	(0.18)	0.15

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

10.	GOODWILL (continued)

The goodwill represents the excess consideration paid for the purchase of subsidiaries over the fair values of the identifiable net assets acquired at the date of acquisition adjusted for contingent consideration paid, if any.

11.	INTANGIBLE ASSETS

The following table summarizes the Company’s amortized intangible assets, net, as of December 31:

	2002			2003
	Gross			Gross
	carrying	Accumulated		carrying	Accumulated
	amount	amortization	Net	amount	amortization	Net
	USD	USD	USD	USD	USD	USD
Trademarks, service marks and URLs	17,092	(885)	16,207	17,092	(1,765)	15,327
Software applications and programs	720	(200)	520	6,585	(813)	5,772
Customer base and contracts	351	(98)	253	9,303	(2,098)	7,205
Business licenses and partnership agreements	—	—	—	654	(78)	576

	18,163	(1,183)	16,980	33,634	(4,754)	28,880

For the year ended December 31, 2003, the Company recognized USD3,571 of amortization expense. Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding five years is as follows:

Year ended December 31:	USD
2004	4,994
2005	3,812
2006	3,092
2007	2,415
2008	1,576

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

12.	AVAILABLE-FOR-SALE EQUITY SECURITIES

	December 31,	December 31,
	2002	2003
	USD	USD
Cost	1,875	813
Net unrealized gain/(loss)	175	(223)

Market value	2,050	590

*	The net unrealized gain/(loss) consisted of gross unrealized gain of USD103 (2002: USD755) and gross unrealized loss of USD326 (2002: USD580).

For the years ended December 31, 2002 and 2003, the gross realized gain was USD243 and USD3,545, respectively, and the gross realized loss was USD498 and USD424, respectively.

All equity securities as at December 31, 2002 and 2003 had been in an unrealized loss position for less than 12 months. The Company’s available-for-sale equity securities are held for sale. For the equity securities in an unrealized loss position at the year end, the Company evaluated the length of the time and the extent to which the market value had been less than cost as well as the financial condition and performance of the issuer of the equity securities, and reached the conclusion that the impairments are not other-than-temporary.

13.	CREDIT ARRANGEMENTS

Under line of credit arrangements with two banks, including the Global Master Repurchase Agreement (the “Repurchase Agreement”) and the Total Return Swap Transaction Agreement (the “Swap Agreement”) as described below, the Company may borrow up to USD401,554 on such terms as the Company and the banks mutually agree upon. Except for bank loans of USD15,199 due in 2004 and USD11,456 due in 2005 through to 2011, these arrangements do not have termination dates, but are reviewed annually for renewal. At December 31, 2003, the unused portion of the credit lines was USD374,899.

The Company entered into the Repurchase Agreement with Fortis Bank pursuant to which the Company sold certain debt securities to the bank at a discounted price (the “Purchase Price”) and the bank agreed to sell back to the Company at the Purchase Price at a later date (the “Repurchase Date”). Either party with a net exposure from the transaction arising from the fluctuations in the market value of the securities or other means may request the other party to make a cash or acceptable debt securities transfer at least equal to that net exposure. During the period between the date that the Company sold the debt securities to the bank (the “Purchase Date”) and the Repurchase Date, the bank shall pay to the Company any income in respect of the debt securities and the Company shall pay to the bank interest calculated using the Purchase Price at London Inter-Bank Offered Rate (“LIBOR”) plus 0.2% per annum and the number of days between the Purchase Date and the Repurchase Date. At December 31, 2002 and 2003, the repurchase transactions entered into only allowed the buyer to request the seller to make a cash or acceptable debt securities transfer at least equal to the net exposure.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

13.	CREDIT ARRANGEMENTS (continued)

The Company entered into the Swap Agreement with another bank pursuant to which the Company transferred securities and financial instruments to the bank in exchange for cash and concurrently the Company agreed to reacquire the securities and financial instruments at a future date for an amount equal to the cash exchanged and an interest factor. The Swap Agreement permitted the Company to elect for net cash settlement upon termination of the total return swap transaction. During the period between the Purchase Date and the Repurchase Date of three calendar years, the bank would pay to the Company any income in respect of the securities transferred and the Company would in return pay to the bank a price differential calculated by the Purchase Price multiplied by LIBOR plus 0.35% per annum and the number of days between the Purchase Date and the Repurchase Date.

In connection with the credit lines granted to the Company, the Company maintained compensating balances of USD238 and USD109 in cash at December 31, 2003 and 2002, respectively, and pledged debt securities with a net book value of USD31,109 and USD151,123 at December 31, 2003 and 2002, respectively.

The weighted average interest rates on short-term borrowings as of December 31, 2002 and 2003 were 2.1% and 1.4% per annum, respectively.

14.	LONG-TERM BANK LOANS

Long-term bank loans consist of the following:

	December 31,	December 31
	2002	2003
	USD	USD
LIBOR + 1.75% mortgage loan	831	777
4.1% mortgage loan	830	777
LIBOR + 0.35% total return swap transaction loan	10,073	10,073

	11,734	11,627
Less: Current portion	(149)	(171)

	11,585	11,456

Maturities of long-term debts for the five years succeeding December 31, 2003 are USD171 in 2004, USD10,249 in 2005, USD189 in 2006, USD204 in 2007, USD226 in 2008 and USD588 thereafter.

The above mortgage loans will be repaid by installments with the last payment due in 2011. Freehold land and buildings with a carrying amount of USD2,524 at December 31, 2002 and USD2,806 at December 31, 2003 were pledged as collateral to secure these loans.

The above total return swap transaction loan is due in 2005. Debt securities with a fair value of USD11,896 at December 31, 2003 were pledged as collateral to secure the loan.

The weighted average interest rates on long-term bank loans as of December 31, 2002 and 2003 were 2.1% and 1.6% per annum, respectively.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

15.	ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of accumulated other comprehensive income are as follows:

	Unrealized
	gains/(losses)	Foreign
	on available-	currency
	for-sale	translation
	securities	adjustments	Total
	USD	USD	USD
Balance at December 31, 2000	71	(837)	(766)
Unrealized losses, net of unrealized gain of available-for-sale securities	(9,956)	—	(9,956)
Other-than-temporary impairment of available-for-sale securities	4,216	—	4,216
Minority interests’ share of unrealized losses, net of unrealized gains of available-for-sale securities	337	—	337
Foreign currency translation adjustments	—	(1,199)	(1,199)
Less: reclassification adjustment for gains, net of losses included in net loss	(71)	—	(71)

Balance at December 31, 2001	(5,403)	(2,036)	(7,439)
Unrealized losses, net of unrealized gains of available-for-sale securities	(1,276)	—	(1,276)
Other-than-temporary impairment of available-for-sale securities	5,125	—	5,125
Minority interests’ share of unrealized gains, net of unrealized losses of available-for-sale securities	(484)	—	(484)
Foreign currency translation adjustments	—	661	661
Less: reclassification adjustment for gains, net of losses included in net income	5,403	—	5,403

Balance at December 31, 2002	3,365	(1,375)	1,990
Unrealized gains, net of unrealized losses of available-for-sale securities	644	—	644
Minority interests’ share of unrealized losses, net of unrealized gains of available-for-sale securities	184	—	184
Foreign currency translation adjustments	—	186	186
Less: reclassification adjustment for gains, net of losses included in net income	(4,344)	—	(4,344)

Balance at December 31, 2003	(151)	(1,189)	(1,340)

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

16.	SUPPLEMENTARY OPERATIONS STATEMENT INFORMATION

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
The Company incurred the following expenses:
Rental expenses — minimum rental under operating leases	8,100	4,198	3,086
Advertising expenses	9,110	930	580
Defined contribution retirement plans expenses	475	1,423	2,922

17.	RELATED PARTY TRANSACTIONS

In addition to the transactions and balances detailed elsewhere in these financial statements, the Company had the following material transactions with related parties during the years ended December 31, 2001, 2002 and 2003:

(a)	24/7 Real Media, Inc.

Pursuant to the License and Software Agreement (the “Agreement”) entered into by the Company and 24/7 Real Media, Inc. (formerly known as 24/7 Media, Inc. and hereafter referred to as “24/7”), which was a shareholder of the Company in 2001. On October 23, 1998, 24/7 granted to the Company a non-exclusive license to use certain 24/7 software products to serve advertisements on the Internet and an exclusive license to use the “24/7 Media” trademark in the Asian market.

Under the terms of the agreement with 24/7, the Company was obligated to pay to 24/7 10% of the Company’s net revenue generated from advertisements on the Company’s advertising network. Such net revenue included all revenues generated from advertising sales, net of commissions retained or paid to advertising agencies, and service fees paid to advertising affiliates or the Company’s web sites. Service fees paid to the Company’s web sites, exclusive of the Company’s www.cww.com portal, was set at 70% of advertising sales while service fees to the advertising affiliates, including the Company’s www.cww.com portal, ranged from 30% to 50% of advertising sales. During the year ended December 31, 2001, payments made under the Agreement amounted to USD800.

Where U.S. based advertisements were sold on the Company’s advertising network by 24/7, 24/7 was obligated to pay 70% of the sales revenue, net of commissions retained or paid to advertising agencies, to the Company. 24/7 served as the Company’s exclusive agent for the sale of U.S. based advertisements on the Company’s advertising network.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

17.	RELATED PARTY TRANSACTIONS (continued)

(a)	24/7 Real Media, Inc. (continued)

Where Asian-based advertisements were sold on 24/7 U.S. network of advertising affiliates, the Company would pay 70% of such sales revenue, net of commissions retained or paid to advertising agencies, to 24/7. The Company served as 24/7 Media Asia Limited’s exclusive agent for the sale of Asian-based advertisements on 24/7 U.S. network of advertising affiliates.

In August 2000, the Agreement was superceded by the 24/7 Media Asia Agreement and supplemental related agreements (collectively the “Media Asia Agreement”). In October 2000, as part of the Media Asia Agreement, the Company sold 19.9% of its shares in 24/7 Media Asia Limited, a then wholly-owned subsidiary of the Company, to 24/7 in exchange for 2,500,000 shares of common stock of 24/7 valued at USD4.3125 per share, resulting in a net gain of USD10,417. The Company continued to own less than 5% of 24/7.

In June 2001, the Company gave notice of termination of the Media Asia Agreement to 24/7, which notice was effective in September 2001.

In June 2001, the Company demanded from 24/7 Media Asia Limited the repayment of a portion of certain loans that the Company had extended to 24/7 Media Asia Limited. The loans consisted of USD10,956 made prior to June 30, 2000 and USD9,569 made during the period from July 1, 2000 to May 31, 2001. The Company entered into negotiations with 24/7 Media Asia Limited, and, due to limited cash resources available at 24/7 Media Asia Limited and a desire by the parties to allow 24/7 Media Asia Limited to keep the proceeds of the remaining USD9,569 to enable it to continue to fund its operations, the Company agreed that 24/7 Media Asia Limited would repay only the loans made prior to June 30, 2000 amounting to USD10,956. In January 2002, 24/7 Media Asia Limited completed a rights issue whereby it issued and allotted additional equity shares to all shareholders participating in the rights issue as a means to settle the loan demand. While the Company participated in this rights issue, 24/7 chose not to participate in this rights issue and therefore, 24/7’s interest in 24/7 Media Asia Limited was effectively diluted to under 2%, while the Company’s interest in 24/7 Media Asia Limited increased to approximately 98%. In February 2003, 24/7 filed suit against the Company in the Federal District Court in New York to enforce obligations allegedly owed under the Media Asia Agreement. The Company contested these allegations and, in May 2003, obtained an order staying the lawsuit in New York and compelling arbitration of the claims at the International Chamber of Commerce, or the ICC. Pursuant to the ICC arbitration, in July 2003 the Company filed a request for arbitration seeking damages in excess of USD24,000 for the breach of the Media Asia Agreement. In October 2003, 24/7 filed an answer and counterclaim seeking USD2,600 being damages for, among other things, services allegedly unpaid under the same agreement. In December 2003, the Company filed a reply to answer and counterclaims denying these allegations. The arbitration is at an early stage and the arbitration panel is yet to be fully constituted.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

17.	RELATED PARTY TRANSACTIONS (continued)

(b)	Equity investee

The Company derived software and consulting services revenues from the following equity investee of the Company:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Sportasia Media Limited	60	—	—

In November 2001, the Company acquired the URL of “www.sportasia.com” from Sportasia Media Limited for a consideration of USD39.

(c)	CIC

In June 1999, the Company entered into a Support Services Agreement with CIC under which the Company agreed to provide CIC with the services required to operate local online services for America Online, Inc. (“AOL”) in Hong Kong which was amended in April 2000.

Since January 1, 2001, the Company has not recognized any revenue arising from the Amended and Restated Support Services Agreement due to the uncertainty of the collectibility of the receivable from CIC. USD5,425 incurred in connection with the provision of these services was recorded under selling, general and administrative expenses in 2001. Therefore, in September 2001, the Company agreed to CIC’s request to formalize the forgiveness of up to USD7,730 owed to the Company from CIC.

In October 2001, the Company entered into an Asset Purchase Agreement with CIC to acquire the URLs of “www.china.com”, “www.hongkong.com” and “www.taiwan.com”, and all intellectual property and other proprietary rights in connection with the URLs for a cash consideration of USD16,800. The purchase price of the URLs was determined by reference to valuations performed by third party appraisers and negotiation with CIC.

During 2003, CIC waived the current account with the Company amounting to USD715.

(d)	Golden Tripod Limited

In June 2001, the Company signed contracts with entities affiliated with Xinhua, Golden Tripod (Holdings) Limited, or Golden Tripod, and Xinhua News Agency Shanghai Branch, or Shanghai Xinhua, to acquire 30% of the shares of Xin Hua Asia Pacific TV (H.K.) Center Limited, a company 51% owned by Golden Tripod and 49% owned by Shanghai Xinhua, as well as to form a 50% owned joint venture in the PRC. The Company paid USD500 as a deposit after the contracts had been signed. As certain conditions precedent for the joint venture were not met during the course of 2001, the Company terminated the transaction and made a bad debt provision for the full deposit amount at the end of the year. The Company obtained a refund amounting to USD348 in 2003.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

17.	RELATED PARTY TRANSACTIONS (continued)

(d)	Golden Tripod Limited (continued)

For the years ended December 31, 2001, 2002 and 2003, the Company paid management fees of USD261, USD293 and USD137, respectively, to Golden Tripod Limited, an entity affiliated with Xinhua News Agency, one of the Company’s major shareholders, for the provision of general management services to the Company, including the consultancy fees of Zhao Shun Ao and Li Yong Chian, Chen You Hua in the years 2001 and 2002, and Wang Xiao Hui in the year 2003.

(e)	Asia Pacific Online Limited

For the year ended December 31, 2001, the Company reimbursed USD120 to Asia Pacific Online Limited, or APOL, for expenses incurred for the provision of general management services principally consisting of providing the full-time services of Mr. Peter Yip to act as the Company’s chief executive officer. In January 2002, the Company entered into a new service agreement with APOL. Under this agreement, the Company agreed to provide an annual management fee of USD0.001 and reimburse expenses incurred up to USD270 annually for the provision of general management services principally consisting of providing the full-time services of Mr. Peter Yip to act as the Company’s chief executive officer. The management service agreement was renewed in 2003 under the terms of the agreement. APOL is a Cayman Islands company that is owned 50% by the spouse of Mr. Peter Yip, who is the chief executive officer of the Company, and 50% owned by a trust set up for the benefit of Mr. Yip’s children. There are no common directors between APOL and the Company. APOL is the owner of 11,835,686 Class A common shares and has exercisable options to purchase 2,381,442 additional Class A common shares. These options include options to purchase 200,000 Class A common shares granted on June 3, 2003 at an exercise price of US$4.95 per share and 100,000 Class A common shares granted on June 14, 2003 at an exercise price of US$5.16 per share. In addition, Mr. Yip has exercisable options to purchase 190,000 Class A common shares. Mr. Yip’s spouse also owns 6,142,900 Class A common shares including 1,500,000 Class A common shares which may be acquired pursuant to a trading plan between her and Redwine & Company, Inc. dated December 19, 2003.

Mr. Yip acted as the Company’s chief executive officer in each of 2001, 2002 and 2003.

(f)	New World Infrastructure

In October 2000, the Company entered into an agreement to acquire a 50.3% interest in Wealth Corporation Limited for an aggregate consideration of USD9,300 consisting of USD6,800 of the Company’s Class A common shares to purchase shares from the selling shareholders, and USD2,500 in cash to purchase newly issued shares. The selling shareholders of Wealth Corporation Ltd. included New World Infrastructure, a former shareholder of the Company which as of October 2002 held approximately 11.4% of the Company’s Class A common shares, and received approximately USD1,400 worth of the Company’s Class A common shares as consideration for its shares in Wealth Corporation Ltd. Wealth Corporation Ltd. operated a web site which sold travel products and services, such as airline tickets and hotel accommodations, to corporations and travel agencies in the PRC. The acquisition was based upon a strategy to build a Greater China online and off-line travel capability which focused on the tour-group market.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

17.	RELATED PARTY TRANSACTIONS (continued)

(f)	New World Infrastructure (continued)

As a result of deteriorating financial performance at Wealth Corporation Limited through 2002, the Company de-emphasized the development of an online travel business in Greater China and sought to recover some of its original investment in the company. The Company entered into negotiations with the other shareholders in Wealth Corporation Limited, including New World Infrastructure, and in November 2002, the parties agreed to permit the Company to reduce its shareholdings to 19.9% through a share repurchase by Wealth Corporation Limited. Wealth Corporation Limited was not profitable at such time, and the shareholders agreed to value the company based upon the cash balances of the company. As a result of the consummation of the share repurchase, the Company reduced its shareholdings to 19.9% for a payment from Wealth Corporation of USD1,000.

In January 2003, New World Infrastructure ceased to be one of the Company’s shareholders following the sale of its entire shareholding in the Company in the open market, as well as in privately negotiated transactions with the Company, APOL and Dr. Raymond Ch’ien. The Class A common shares of the Company purchased from New World Infrastructure were 4,468,560 by the Company, 4,300,000 by APOL and 200,000 by Dr. Raymond Ch’ien. Accordingly, New World Infrastructure ceased to be a related party of the Company since then.

(g)	AOL Time Warner Inc.

During the year ended December 31, 2001, the Company paid advertising fees totaling USD3,500 to AOL Time Warner Inc., a shareholder of the Company, for the provision of Internet advertising services to the Company. In addition, the Company paid AOL Time Warner Inc. USD3,700 for computer software from PurchasePro.com, Inc., a strategic alliance partner of AOL Time Warner Inc. In other matters involving AOL, the Company sought the return of USD2,200 spent by the Company under a software development agreement among AOL, CIC and the Company. Under the terms of the software development agreement dated February 1, 2000, the Company agreed to provide AOL with USD2,200 to finance the development of AOL software which could be utilized in the China market. The Company entered into the software development agreement in anticipation of a joint venture between AOL and the Company to develop consumer interactive services for the Chinese market. No joint venture arrangement with AOL was ever entered into, and AOL never delivered a software product to the Company. In addition, the Company sought the return of USD3,500 in connection with an agreement to purchase advertising services from AOL as well as the return of USD3,700 in connection with the PurchasePro.com, Inc. computer software for which the Company paid AOL. These amounts were expensed under selling, general and administrative expenses in March 2001.

In July 2003, the Company reached a settlement with AOL involving all claims between the two companies and their affiliates including as summarized above. The Company also agreed with AOL to cancel AOL’s two warrants as described in note 24(c) to acquire additional shares in the Company. The Company currently has no remaining operational, strategic or other agreements with AOL. According to public filings, as of September 2003, AOL disposed of its entire holding of the Company’s shares. Accordingly, AOL has ceased to be a related party of the Company.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

18.	INCOME TAXES

Under the current tax laws of the Cayman Islands, the Company and its subsidiaries are not subject to tax on income or capital gains, and no Cayman Islands withholding tax is imposed upon payments of dividends by the Company to its shareholders.

The subsidiaries in all geographical regions are governed by the respective local income tax laws with statutory tax rates ranging from 0% to 35%.

Deferred tax liabilities and assets are comprised of the following:

	December 31,	December 31,
	2002	2003
	USD	USD
Deferred tax liabilities:
Accelerated depreciation allowances	(193)	(1,618)

Deferred tax assets:
Net operating loss carryforwards	34,484	58,353
Others	5,213	1,000

Total deferred tax assets	39,697	59,353
Valuation allowance for deferred tax assets	(39,504)	(59,048)

Net deferred tax assets	193	305

Net deferred tax liabilities	—	(1,313)

Significant components of the provision for income taxes are as follows:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Current:
Tax expense/(benefit) allocated to net income/loss from continuing operations	186	113	(117)
Tax expense/(benefit) allocated to net income/loss From discontinued operations	175	47	1

	361	160	(116)
Deferred	—	—	(572)

Total provision for income taxes	361	160	(688)

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

18.	INCOME TAXES (continued)

The reconciliation of income taxes computed at the respective statutory tax rates to the effective income tax provision recorded is as follows:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Income tax benefits/(income taxes) computed at the respective statutory rates	(15,702)	453	(3,482)
Changes in tax rates	—	384	(1,181)
Tax concession of a subsidiary of Palmweb	—	—	(2,806)
Non-deductible items	2,349	108	3,903
Non-taxable items	(3,378)	(308)	(1,271)
Change in valuation allowance	16,917	(524)	4,148

Total income taxes from continuing operations	186	113	(689)

Total income taxes from discontinued operations	175	47	1

Benefits from operating losses not recorded from discontinued operations amounted to USD3,131, USD4,139 and USD177 for the years ended December 31, 2001, 2002 and 2003, respectively.

Due to its history of losses, the Company does not believe that sufficient objective, positive evidence currently exists to conclude that the recoverability of certain of its deferred tax assets is more likely than not. Consequently, the Company has provided a valuation allowance of USD58,808 and USD39,504 as of December 31, 2003 and 2002, respectively, to cover its net deferred tax assets.

At December 31, 2003, the Company had net operating loss carryforwards of approximately USD203,479 for income tax purposes that expire in years 2004 to indefinity.

NewPalm (China) Information Technology Company Limited (“NewPalm”), a subsidiary of Palmweb established in the PRC, is subject to PRC corporate income tax at a rate of 33%. Upon fulfilling certain criteria, NewPalm is entitled to certain PRC corporate income tax exemptions. During the year ended December 31, 2003, based on interim information provided to the tax authorities, NewPalm received a preliminary confirmation from the relevant tax authorities that it would be fully exempt from PRC corporate income tax for the 2003 fiscal year. Management believes the necessary criteria for tax exemption stated in the preliminary confirmation have been met for the full year of 2003 and accordingly, no provision for PRC corporate income tax has been made for the year. The tax concession was USD2,806 for the year ended December 31, 2003 and the per share effect is approximately USD0.03. Corporate income tax exemption of NewPalm for future periods is not as certain as of December 31, 2003 and the effect of the future tax exemptions will be recognized when the approval has been obtained from the relevant tax authorities.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

19.	BASIC AND DILUTED EARNINGS/(LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings/(loss) per share:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Numerator for basic and diluted earnings/(loss) per share:
Income/(loss) from continuing operations	(85,528)	(4,095)	16,424
Loss from discontinued operations, net of gain on disposal/dissolution	(38,857)	(14,136)	(900)

Income/(loss) attributable to common shareholders	(124,385)	(18,231)	15,524

	Number	Number	Number
Denominator for basic earnings/(loss) per share:
Weighted average number of shares after adjusting for the Share Splits	102,589,760	102,269,735	100,532,594

	Number	Number	Number
Denominator for basic earnings/(loss) per share:
Weighted average number of shares after adjusting for the Share Splits	102,589,760	102,269,735	100,532,594
Effect of dilutive securities:
Dilutive common shares equivalent	—	—	2,666,827

Denominator for diluted earnings/(loss) per share:
Weighted average number of shares after adjusting for the Share Splits	102,589,760	102,269,735	103,199,421

Basic earnings/(loss) per share:
Earnings/(loss) from continuing operations	(0.83)	(0.04)	0.16
Loss from discontinued operations	(0.38)	(0.14)	(0.01)

Earnings/(loss) attributable to common shareholders	(1.21)	(0.18)	0.15

Diluted earnings/(loss) per share:
Earnings/(loss) from continuing operations	(0.83)	(0.04)	0.16
Loss from discontinued operations	(0.38)	(0.14)	(0.01)

Earnings/(loss) attributable to common shareholders	(1.21)	(0.18)	0.15

The computation of diluted earnings/(loss) per share did not assume the conversion of the warrants of the Company because their inclusion would have been antidilutive.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

20.	DISCONTINUED OPERATIONS

The Company makes monthly reviews of all business units and performs analysis on:

(i)	the cashflow forecast;

(ii)	profitability;

(iii)	viability of the business units.

These reviews are conducted in the context of the overall strategic direction of the Company. If a business unit is non-profitable, has negative cash flows, does not appear to have growth potential or a path to profitability, and is not strategic to the overall Company strategy, the management may decide to close it down. This is done by first notifying staff to stop all sales activities and concentrate on the collection of outstanding accounts receivable.

There are two methods of disposal of discontinued operations:

(i)	sales to third parties; and

(ii)	liquidation/closure of business.

During the year ended December 31, 2002, the Company discontinued the operations of certain subsidiaries in the software and consulting services and the advertising and marketing activities segments. With the adoption of SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the operating results of the discontinued operating units were classified as loss from operations of discontinued subsidiaries on the consolidated statement of operations. During the year ended December 31, 2003, the Company further discontinued some of its subsidiaries to realign its operations with changes in its business model. Most of these discontinued operations were grouped in the software and consulting services and the advertising and marketing segments under the new segment classification, while the rest were included in other income.

From August to December 2002, liquidators were appointed to oversee the dissolution of the discontinued subsidiaries. The combined assets and liabilities of the discontinued subsidiaries on the respective dates of liquidation were USD2,019 and USD2,564, respectively, resulting in a net gain on dissolution of USD545, which was included in the gain on dissolution of discontinued subsidiaries for the year ended December 31, 2002.

Since January 2003, the Company has closed down certain unprofitable subsidiaries. The combined assets and liabilities of the discontinued subsidiaries on the respective dates of liquidation were USD7,266 and USD7,936, respectively, resulting in a net gain on dissolution of USD2,127, which was included in the gain on dissolution of discontinued subsidiaries for the year ended December 31, 2003.

The net loss of the subsidiaries classified as discontinued operations for the years ended December 2001, 2002 and 2003 were USD38,857, USD14,681 and USD3,027, respectively. Revenues of the discontinued operations for the years ended December 2001, 2002 and 2003 were USD34,603, USD19,104 and USD2,866, respectively. Pretax loss reported by the discontinued operations for the years ended December 2001, 2002 and 2003 were USD38,682, USD14,634 and USD3,026, respectively.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

21.	FINANCIAL INSTRUMENTS

The carrying amount of the Company’s cash and cash equivalents approximates their fair values because of the short maturity of those instruments. The carrying value of receivables, payables and short-term debt approximates their fair values due to their short maturity. The total fair values of available-for-sale equity securities in listed companies as of December 31, 2002 and 2003 were USD2,050 and USD590, respectively, based on the market values of publicly traded shares as of December 31, 2002 and 2003. The total fair values of the debt securities as of December 31, 2002 and 2003 were USD471,179 and USD313,254, respectively, based on the market values of publicly traded debt securities and the estimated fair values of unlisted debt securities, as determined by the management of the Company having regard to, inter alia, the prices of the most recent reported sales and purchases of the securities as of December 31, 2002 and 2003. The fair value of related party receivables and payables cannot be determined due to the related party nature of the accounts. The carrying amount of the Company’s long-term bank loan approximates its fair value because the interest rate of the bank loan is close to the prevailing bank interest rate.

In October 2002, the Company entered into a promissory note and warrant purchase agreement with Sagent Technology Inc. (“Sagent”), a NASDAQ listed company, whereby the Company paid USD7,000 cash to Sagent for a promissory note and 8,000,000 warrants to purchase Sagent’s common shares for investment purposes. The fair values of the promissory note and the warrants as of December 31, 2002 were USD5,325 and USD2,320, respectively. The amount of the promissory note was included in the loan receivables and the amount of the warrants was included in the other assets as disclosed in the consolidated balance sheet. The Company recognized a USD571 gain in value of the warrants, which is included in the other non-operating gains for the year ended December 31, 2002. The Company determined the estimated fair value amounts of those instruments by using available market information and commonly accepted valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values. The promissory note was settled and the warrants were cancelled during 2003.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

22.	CONCENTRATION OF RISKS

Concentration of credit risk:

The Company is engaged in the provision of software and consulting services, mobile services and applications and advertising and marketing activities to businesses in Hong Kong, Australia, Japan, Korea, Taiwan, Mainland China, Singapore, Europe and North America.

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, investments and trade accounts receivable.

The Company maintains cash and cash equivalents and investments with various financial institutions in Hong Kong, Australia, Japan, Taiwan, Korea, Mainland China, Singapore, Europe and North America. The Company’s policy is designed to limit exposure to any one institution. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company’s investment strategy. The Company does not require collateral on these financial instruments.

Concentration of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company’s customer base. The Company generally does not require collateral for trade accounts receivable.

Concentration of business risk:

Revenue has been derived from a number of clients that use the Company’s services. The top 10 customers accounted for 9%, 14% and 28% of the Company’s revenue for the years ended December 31, 2001, 2002 and 2003, respectively.

Current vulnerability due to certain concentrations:

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 20 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

The PRC has recently enacted new laws and regulations governing Internet access and the provision of online business, economic and financial information. Current or proposed laws aimed at limiting the use of online services to transmit certain materials could, depending upon their interpretation and application, result in significant potential liability to the Company, as well as additional costs and technological challenges in order to comply with any statutory or regulatory requirements imposed by such legislation. Additional legislation and regulations that may be enacted by the PRC government could have an adverse effect on the Company’s business, financial condition and results of operations.

Some of the Company’s businesses are transacted in Renminbi (“RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

23. SHARE CAPITAL

     Pursuant to the Articles of Association of the Company, each Class A common share is entitled to one vote on all matters upon which the Class A common share is entitled to vote. The Board of Directors has the authority, without further action by the shareholders, to issue up to five million preferred shares in one or more series and to fix the designations, powers, preference, privileges and relative participatory, optional or special rights and the qualifications, limitation or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of common shares. No preferred shares have been issued.

     During the year ended December 31, 2001, 91,426 Class A common shares were issued at prices ranging from USD1.75 to USD6.8125 per share from the exercise of stock options granted to employees.

     During the year ended December 31, 2001, 521,589 Class A common shares were issued at a price of USD5.8125 per share as settlement of promissory notes and 273,198 Class A common shares were issued at a price of USD16.3516 per share as settlement of other payables. In addition, 23,084 Class A common shares were redeemed and retired at a price of USD2.35 per share arising from the disposal of an equity investee. The redemption premium was deducted from the additional paid-in capital.

     During the year ended December 31, 2002, 296,492 Class A common shares were issued at prices ranging from USD2.03 to USD2.5266 per share from the exercise of stock options granted to employees.

     During the year ended December 31, 2002, 1,764,555 Class A common shares were repurchased at prices ranging from USD1.92 to USD3.24 per share. 1,692,001 of the repurchased Class A common shares were retired at prices ranging from USD2.334 to USD2.826 per share. The redemption premium was deducted from the additional paid-in capital.

     During the year ended December 31, 2003, 2,591,646 Class A common shares were issued at prices ranging from USD1.89 to USD9.00 per share from the exercise of stock options granted to employees.

     During the year ended December 31, 2003, 4,468,560 Class A common shares were repurchased at USD2.50 per share. 2,300,000 of the repurchased Class A common shares were retired at USD2.50 per share. The redemption premium was deducted from the additional paid-in capital.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

24.	STOCK-BASED COMPENSATION AND WARRANTS

(a)	Stock options

The Company applies APB 25 in accounting for stock options granted to employees. Accordingly, the compensation expense is recorded for the difference between the fair value of shares at date of grant and the exercise price of the stock option.

Pursuant to the 1999 Stock Option Plan (the “Plan”), options may be granted to employees of and consultants and advisors to the Company and its subsidiaries for the purchase of up to an aggregate of 12 million class A common shares. During 2000, options for the purchase of an additional 8 million class A common shares were made available, which increased the options available for grant to employees of and consultants and advisors to the Company and its subsidiaries for the purchase of class A common shares to 20 million. The Plan is administered by a committee of the Board of Directors, which will determine, at its discretion, the number of shares subject to each option granted and the related exercise price and option period. Incentive stock options, as defined by the U.S. Internal Revenue Code of 1986, as amended, and non-qualified stock options may be granted under the Plan.

A summary of the Company’s stock option activities and related information for the years ended December 31, 2002 and 2003 is as follows:

	2002			2003
			Weighted-			Weighted-
			average			average
	Available	Options	exercise	Available	Options	exercise
	for grant	outstanding	price	for grant	outstanding	price
	(Number)	(Number)	USD	(Number)	(Number)	USD
Outstanding at the beginning of the year	6,998,268	14,065,911	6.66	9,432,844	11,334,843	5.94
Granted	(1,648,960)	1,648,960	2.44	(2,217,343)	2,217,343	5.40
Forfeited	4,083,536	(4,083,536)	7.27	2,832,962	(2,832,962)	7.89
Exercised	—	(296,492)	2.42	—	(2,591,646)	3.32

Outstanding at the end of the year	9,432,844	11,334,843	5.94	10,048,463	8,127,578	5.94

Exercisable at the end of the year		7,686,104			5,648,618

Weighted-average fair value of options granted during the year		2.00			4.23

As of December 31, 2003, the Company’s outstanding stock options are exercisable at exercise prices ranging from USD1.89 to USD67.125 per share (inclusive).

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

24.	STOCK-BASED COMPENSATION AND WARRANTS (continued)

(a)	Stock options (continued)

The following table summarizes information concerning outstanding and exercisable options at December 31, 2003.

		Options outstanding		Options exercisable
		Weighted-	Weighted-		Weighted
		average	average		average
		remaining	exercise		exercise
	Numbers	contractual	price	Numbers	price
Exercise price range USD	outstanding	life (in years)	per share	exercisable	per share
			USD		USD
1.89-2.78	1,419,424	8.04	2.38	926,488	2.46
2.8-3.375	1,338,977	6.95	3.11	1,153,521	3.13
3.504-5	2,260,787	6.08	4.96	2,174,173	4.96
5.01-9.76	2,433,271	8.68	6.03	765,141	6.64
10.1875-19.125	399,559	5.00	14.29	363,882	14.21
21.62-29.9218	179,760	6.40	24.43	177,068	24.42
32.125-48.405	64,080	6.15	44.92	59,484	45.03
51.875-67.125	31,720	6.25	60.04	28,861	60.08

	8,127,578			5,648,618

Pursuant to resolutions adopted by the Board of Directors in December 2000, the vesting of certain of the Company’s options was accelerated such that vesting would be changed from an annual basis to a quarterly basis upon the lapse of 12 months from the date of grant. Based on the historical and expected employee turnover and the expected market price of the Class A common shares, the Company estimated that the number of options the employees will ultimately retain that would have been otherwise forfeited was minimal for the years ended December 31, 2001, 2002 and 2003.

For the year ended December 31, 2001, a total stock compensation expense of USD1,227 was recognized in the financial statements. For the purpose of determining the fair value of the options under SFAS 123 for 2001 as set out in note 4(n), the Company used the Black-Scholes option pricing model based on the United States risk-free interest rates ranging from 3.91% to 6.69%, a weighted-average expected life of the option of five years, assuming volatility factors of the expected market price of the Company’s common shares ranging from 38% to 167% and no dividend yield.

For the year ended December 31, 2002, a total stock compensation expense of USD309 was recognized in the financial statements. For the purpose of determining the fair value of the options under SFAS 123 for 2002 as set out in note 4(n), the Company used the Black-Scholes option pricing model based on the United States risk-free interest rates ranging from 2.65% to 6.69%, a weighted-average expected life of the option of five years, assuming volatility factors of the expected market price of the Company’s common shares ranging from 38% to 167% and no dividend yield.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

24.	STOCK-BASED COMPENSATION AND WARRANTS (continued)

(a)	Stock options (continued)

For the year ended December 31, 2003, a total stock compensation expense of USD328 was recognized in the financial statements. For the purpose of determining the fair value of the options under SFAS 123 for 2003 as set out in note 4(n), the Company used the Black-Scholes option pricing model based on the United States risk-free interest rates ranging from 2.08% to 6.69%, a weighted-average expected life of the option of 5 years, assuming volatility factors of the expected market price of the Company’s common share ranging from 38% to 167% and no dividend yield.

In 2001, 95,369 stock options were settled by USD1,383 discretionary cash settlements to the shareholders.

In January 2002, the Company granted to APOL additional stock options to purchase up to 200,000 Class A common shares of the Company with an exercise price of USD2.82 per share and a quarterly vesting schedule over the one-year term of the new services agreement and the right to accelerate existing share options upon a change of control of the Company.

In January 2003, the Company renewed the management services agreement with APOL under the terms of the agreement. In addition, the Company granted to APOL additional stock options to purchase up to 200,000 Class A common shares as of June 3, 2003 with an exercise price of USD4.95 per share, and further stock options to purchase up to 100,000 Class A common shares as of June 16, 2003, with an exercise price of USD5.16 per share. Both grants had a quarterly vesting schedule over the one-year term of the new services agreement and the right to accelerate existing share options upon a change of control of the Company.

(b)	2000 and 2001 Employee Share Purchase Plan

During each of 2000 and 2001, the Company established and implemented an employee share purchase plan, which was qualified as a non-compensatory plan under Section 423 of the U.S. Internal Revenue Code. The plan allows qualified employees to purchase the Company’s Class A common shares during the relevant six-month plan period. Qualifying employees are allowed to purchase up to 500 Class A common shares for each plan period. The maximum number of Class A common shares, par value USD0.00025 per share, issuable under the plan is 500,000, and a maximum of 100,000 shares will be available for issuance for each plan period.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

24.	STOCK-BASED COMPENSATION AND WARRANTS (continued)

(c)	Warrants

In connection with the private placement of 6,795,200 Class A common shares of the Company issued to AOL on June 8, 1999, warrants were granted to AOL to purchase, subject to certain conditions, up to 18.5% and 6.5% of the Company’s total outstanding capital at an exercise price of USD5.00 per share and USD42.50 per share, respectively. No such warrants were exercised and both warrants were cancelled in July 2003.

In May 2000, GE Capital Equity Investments Ltd., (“GE”), was granted a warrant under which GE will be entitled to purchase a number of Class A common shares of the Company determined according to the Company’s revenue from services provided to affiliates of General Electric Capital Corporation during 2000 and 2001. The warrants were exercisable during the period between January 5, 2002 and January 4, 2003 at an exercise price of USD39.50 per share. No such warrants were exercised and the warrants expired in January 2003.

In connection with our acquisition of all the issued and outstanding shares of Pacific Connections Limited (“PCL”), a wholly-owned subsidiary of the Company, the Company granted the initial shareholders of PCL an option to acquire 240,000 additional Class A common shares at an exercise price of USD9.00 per share. During the year ended December 31, 2003, 140,000 of these options had been exercised and the remaining options expired in August 2003.

All warrants may not be sold, transferred, assigned, or hypothecated to any person, other than to any limited partnership with the same general partner, or to any company that directly, or indirectly, controls or is controlled by or is under common control with the holder of the warrants, without the prior consent of the Company.

25.	EMPLOYEE BENEFIT PLANS

IMI, a newly acquired subsidiary of the Company, provides retirement benefits for substantially all employees in the United States and in foreign locations. In the United States, the United Kingdom and the Netherlands, IMI sponsors defined contribution plans. In addition, IMI’s Swedish subsidiary (“IMAB”) has a supplemental defined contribution plan for certain key management employees. Contributions by IMI relating to its defined contribution plans for the post-acquisition period ended December 31, 2003 were USD1,004.

IMAB also participates in several pension plans (non-contributory for employees) which cover substantially all employees of its Swedish operations. The plans are in accordance with a nationally-agreed standard plan, the ITP Plan, and administered by a national organization, Pensionsregisteringsinstitutet (“PRI”). The level of benefits and actuarial assumptions are calculated and established by the national organization and, accordingly, IMAB may not change benefit levels or actuarial assumptions. The Company accounts for pensions in accordance with SFAS 87, Employers’ Accounting for Pensions. IMAB is financing these plans via premiums paid to Alecta, the Swedish National Pension Organization. The pension book reserve will, in the future, only increase with an interest component.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

25.	EMPLOYEE BENEFIT PLANS (continued)

The net periodic benefit cost for IMAB’s defined benefit retirement plan in Sweden includes the following components:

Post-acquisition
period ended
December 31,
2003
USD
Service cost	—
Interest cost	61

Net periodic benefit cost	61

The following table sets forth the change in the benefit obligation for IMAB’s defined benefit plan in Sweden:

Post-acquisition
period ended
December 31,
2003
USD
Change in benefit obligations
Benefit obligation at date of acquisition	3,608
Service cost	—
Interest cost	61
Actuarial gains	(286)
Settlements	(895)
Effect of foreign currency exchange rate changes	582

Benefit obligation at December 31, 2003	3,070

The following table shows the plans’ funded status and amounts recognized in the consolidated balance sheet:

Actuarial present value of benefit obligation as of December 31, 2003

USD
Unfunded status	3,070
Out of which long-term liability	2,272
Out of which short-term liability	798

The following assumptions were used to determine the IMAB’s obligation under the Swedish plan:

Discount rate	5.30%
Rate of increase in salaries	3.00%
Inflation rate	2.00%

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

26.	CONTINGENCIES AND COMMITMENTS

Operating lease commitments

As of December 31, 2003, the Company had future minimum office rental and telephone line lease payments under non-cancelable operating leases as follows:

Year ended December 31:	USD
2004	5,527
2005	2,724
2006	1,788
2007	1,344
2008	722
Thereafter	3,507

15,612

Class action lawsuit against the Company

A class action lawsuit was filed in the United States District Court, Southern District of New York on behalf of purchasers of the securities of the Company, between July 12, 1999 and December 6, 2000, inclusive. The complaint charges defendants the Company, Lehman Brothers, Inc. (“Lehman Brothers”), Bear, Stearns & Co., Inc. (“Bear Stearns”), BancBoston Robertson Stephens (“Robertson Stephens”), Merrill Lynch, Pierce Fenner & Smith Inc. (“Merrill Lynch”), Raymond Ch’ien, Peter Yip, Zhou Shun Ao, and David Kim with violations of Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

On July 12, 1999, the Company commenced an initial public offering of 4,200 of its shares of common stock at an offering price of USD20.00 per share, not taking into account two separate 1:2 stock splits, (the “chinadotcom IPO”). In connection therewith, the Company filed a registration statement, which incorporated a prospectus (the “Prospectus”), with the Securities and Exchange Commission. The complaint further alleges that the Prospectus was materially false and misleading because it failed to disclose, among other things, that (i) the Underwriter Defendants (Lehman Brothers, Bear Stearns, Robertson Stephens and Merrill Lynch) had solicited and received excessive and undisclosed commissions from certain investors in exchange for which the Underwriter Defendants allocated to those investors material portions of the restricted number of the Company’s shares issued in connection with the chinadotcom IPO; and (ii) the Underwriter Defendants had entered into agreements with customers whereby the Underwriter Defendants agreed to allocate the Company’s shares to those customers in the chinadotcom IPO in exchange for which the customers agreed to purchase the Company’s additional shares in the aftermarket at pre-determined prices.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

26.	CONTINGENCIES AND COMMITMENTS (continued)

Class action lawsuit against the Company (continued)

In June 2003, the plaintiffs announced a proposed settlement with the Company and other issuer defendants. The proposed settlement provides that the insurers of all settling issuers will guarantee that the plaintiffs recover USD1,000,000 from non-settling defendants, including the investment banks that acted as underwriters in those offerings. In the event that the plaintiffs do not recover USD1,000,000, the insurers for the settling issuers will make up the difference. Under the proposed settlement, the maximum amount that could be charged to the Company’s insurance policy in the event that the plaintiffs recovered nothing from the investment banks would be approximately USD3,900. The Company believes that the insurance coverage is sufficient to cover the maximum amount that the Company may be responsible for under the proposed settlement. The independent members of the board of directors of the Company approved the proposed settlement at a meeting held in June 2003. It is possible, however, that the parties may not reach agreement on the final settlement documents or that the United States Federal District Court may not approve the settlement in whole or in part, in which event litigation could continue, and the Company could be liable for significant judgment awards against the Company if a final judgment is rendered against the Company. No provision has been made for any expenses that might arise as a result of the class action lawsuit.

The class action lawsuit against each of Raymond Ch’ien, Peter Yip, Zhou Shun Ao, and David Kim has been dismissed. The management of the Company considers the outcome of any judgment on the lawsuit with respect to the Company to be quite uncertain and any expenditure from the lawsuit is not estimable. Consequently, no provision has been made for any expenses that may arise from the class action lawsuit.

24/7 Real Media, Inc. (“24/7”)

In February 2003, 24/7 filed suit against the Company in the Federal District Court in New York to enforce obligations allegedly owed under the Media Asia Agreement as mentioned in note 17(a). The Company contested these allegations and, in May 2003, obtained an order staying the lawsuit in New York and compelling arbitration of the claims at the International Chamber of Commerce, or the ICC. In July 2003, the Company filed its own request for arbitration with the ICC seeking damages in excess of USD24,000 for the breach of the Media Asia Agreement. In October 2003, 24/7 filed an answer and counterclaim seeking USD2,600 being damages for, among other things, services allegedly unpaid under the same agreement. In December 2003, the Company filed a reply to answer and counterclaims denying these allegations. The arbitration is at an early stage and the arbitration panel is yet to be fully constituted.

Based on the claims made by 24/7, the Company has made certain provisions for potential payables to 24/7 which in management’s view is sufficient based on their assessment of the case.

Others

In addition, the Company is a defendant in various matters of litigation generally arising out of the normal course of business. Although it is difficult to predict the ultimate outcome of these cases, management believes, based on discussions with the legal counsel, that any ultimate liability would not materially affect the Company’s financial position, results of operations or cash flows.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

27.	SEGMENTAL INFORMATION

Description of Products and Services by Segment

The Company has three reportable segments: software and consulting services, mobile services and applications, and advertising and marketing activities. The Company’s software and consulting services segment mainly represents the sale of software products, outsourcing of IT professionals, systems integration, professional consulting, web site design, and the provision of development and integration services. The Company’s mobile services and applications segment is primarily engaged in the provision of mobile services and applications in the PRC. The Company’s advertising and marketing activities segment primarily includes database marketing, online advertising sales and travel related publishing and exhibition organizing activities.

Measurement of Segment Profit or Loss and Segment Assets

The Company evaluates performance and allocates resources based on revenues and income/loss before income taxes. Revenues and income/loss before income taxes for the three reportable segments are reported separately for internal purposes, but selling, general and administrative expenses, other operating expenses, net loss and assets and liabilities are not reported separately for each segment because this information is not produced internally. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Factors Management Used to Identify the Enterprise’s Reportable Segments

The Company’s reportable segments are business units that offer different services. The reportable segments are each managed separately. Revenue from segments in the Other Income category is mainly attributable to publishing and event organizing services. No single component within the revenue segments has ever met the quantitative thresholds for determining reportable segments.

(i)	Segmental information by business segment:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Segment revenues:
Software and consulting services	16,643	15,505	50,699
Mobile services and applications	—	—	16,876
Advertising and marketing activities	18,087	26,682	19,558
Other income	4,507	1,821	2,299

Total consolidated revenues	39,237	44,008	89,432

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

27.	SEGMENTAL INFORMATION (continued)

(i)	Segmental information by business segment (continued):

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Segment income/(loss) before income taxes:
Software and consulting services	(39,921)	(2,937)	175
Mobile services and applications	—	—	10,098
Advertising and marketing activities	(24,420)	(8,384)	105
Other income	(10,674)	(2,124)	(1,371)

Total segment income:	(75,015)	(13,445)	9,007
Reconciling item:
Corporate	(25,573)	(7,357)	(9,199)

Total segment income before income taxes:	(100,588)	(20,802)	(192)
Reconciling items:
Interest income	26,689	23,713	13,440
Interest expenses	(1,272)	(2,463)	(1,070)
Loss arising from share issuance of a subsidiary	(55)	—	—
Gain/(loss) on disposal of available-for-sale securities	4,411	(163)	4,599
Gain/(loss) on disposal of subsidiaries and cost investments	(1,915)	(66)	469
Other non-operating gains	—	508	961
Other non-operating losses	(922)	(288)	(153)
Impairment of cost investments and available-for-sale securities	(12,260)	(5,351)	—
Share of income/(losses) in equity investees	(2,592)	682	(115)

Total consolidated income/(loss) before income tax	(88,504)	(4,230)	17,939

Segment depreciation and amortization expenses:
Software and consulting services	1,558	1,182	2,289
Mobile services and applications	—	—	1,056
Advertising and marketing activities	5,368	5,873	2,686
Other income	8,279	1,732	768

	15,205	8,787	6,799
Corporate	3,975	1,095	383

Total consolidated depreciation and amortization expenses	19,180	9,882	7,182

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

27.	SEGMENTAL INFORMATION (continued)

(i)	Segmental information by business segment (continued):

	December 31,	December 31,
	2002	2003
	USD	USD
Segment assets:
Software and consulting services	31,147	108,330
Mobile services and applications	—	66,908
Advertising and marketing activities	39,123	21,174
Other income	21,964	10,425

	92,234	206,837
Corporate `	488,723	339,217

Total consolidated assets	580,957	546,054

(ii)	Segmental information by geographical segment:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Segment revenues:
Australia	1,711	3,003	26,818
Greater China	10,218	9,102	25,334
North Asia	10,090	19,622	12,364
South Asia	8,775	5,468	5,867
Europe	2,911	1,750	10,149
North America	5,532	5,063	8,900

Total consolidated revenues	39,237	44,008	89,432

Revenues are attributed to countries based on the location of customers.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

27.	SEGMENTAL INFORMATION (continued)

(ii)	Segmental information by geographical segment (continued):

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2001	2002	2003
	USD	USD	USD
Segment income/(loss) before income taxes:
Australia	(1,173)	(327)	1,409
Greater China	(92,988)	(17,726)	(761)
North Asia	(514)	(464)	(117)
South Asia	(1,119)	(855)	(468)
Europe	(1,000)	(487)	165
North America	(3,794)	(943)	(420)

Total segment income before income taxes	(100,588)	(20,802)	(192)
Reconciling items:
Interest income	26,689	23,713	13,440
Interest expenses	(1,272)	(2,463)	(1,070)
Loss arising from share issuance of a subsidiary	(55)	—	—
Gain/(loss) on disposal of available-for-sale securities	4,411	(163)	4,599
Gain/(loss) on disposal of subsidiaries and cost investments	(1,915)	(66)	469
Other non-operating gains	—	508	961
Other non-operating losses	(922)	(288)	(153)
Impairment of cost investments and available-for-sale securities	(12,260)	(5,351)	—
Share of income/(losses) in equity investees	(2,592)	682	(115)

Total consolidated income/(loss) before income tax	(88,504)	(4,230)	17,939

	December 31,	December 31,
	2002	2003
	USD	USD
Segment long-lived assets:
Australia	339	1,223
Greater China	5,140	1,486
North Asia	235	49
South Asia	789	152
Europe	2,738	2,823
North America	134	1,477

Total consolidated long-lived assets	9,375	7,210

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

28.	SUBSEQUENT EVENTS

Pursuant to a definitive agreement entered into on September 4, 2003, as amended (the “Ross Agreement”), between Ross Systems Inc. (“Ross”) (NASDAQ: ROSS), the Company and a subsidiary of the Company, the Company proposes to acquire Ross for a total consideration of approximately USD68,115. Under the Ross Agreement, stockholders of Ross have the option to receive either:

•	USD17.00 in cash, or

•	USD19.00 in a combination of cash and the Company’s common shares for each share of Ross’s common stock.

As a result of the amended merger agreement, at the closing of the merger, Ross’s stockholders will receive, for each share of Ross’s common stock, USD5.00 in cash and a number of the Company’s common shares equal to USD14.00 divided by the average closing price of the Company’s common shares for the 10 trading days preceding the second trading day before the closing date. Moreover, if the average price of the Company’s common shares is below USD8.50 per share, the amended merger agreement permits the Company to elect to increase the amount of cash that Ross’s common stockholders will receive. In such case, Ross’s common stockholders still would receive USD19.00 in a combination of cash and the Company’s common shares for each share of Ross’s common stock, but would receive more than USD5.00 in cash per share and less than USD14.00 worth of the Company’s shares for each Ross’s common shares.

On December 8, 2003, the Company signed a definitive agreement to acquire 100% of the outstanding shares of Pivotal Corporation (“Pivotal”) (NASDAQ: PVTL and TSX: PVT) by way of either an all-cash or a cash-and-share transaction. Subsequent to the balance sheet date, on February 25, 2004, the acquisition of Pivotal was completed for a total consideration of approximately USD60,000, which comprised (i) cash of USD35,925, (ii) 1,846,429 of the Company’s Class A common shares, which would result in an approximate 2% increase in the Company’s common shares outstanding, (iii) the assumption of Pivotal stock options of USD481, and (iv) estimated transaction costs of approximately USD550. The Company is in the process of assessing the allocation of the purchase price for Pivotal.

In February 2004, CDC Mobile entered into a Senior Secured Convertible Loan Agreement with Equity Pacific Limited (“EPL”), whereby CDC Mobile agreed to make available to EPL a loan, which is convertible into shares of EPL up to USD3,200. The loan shall be secured by the pledge to CDC Mobile of over 50% of all the shares of each of EPL and Beijing 17game Network Technology Co. Ltd. In addition, CDC Mobile entered into an Option Agreement with the ultimate beneficiary owners of EPL, whereby CDC Mobile was granted a call option to progressively acquire some or all of the shares of EPL, and the ultimate beneficiary owners of EPL were also granted an option to sell to CDC Mobile the shares of EPL, subject to the terms and conditions of the Option Agreement.

chinadotcom corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except number of shares, number of options and per share data)

28.	SUBSEQUENT EVENTS (continued)

In February 2004, CDC International Mobile Limited, a wholly-owned subsidiary of CDC Mobile, signed an agreement to acquire a 100% interest in Group Team Investments Limited (“GTI”), a company incorporated in the British Virgin Islands, subject to customary closing conditions. Pursuant to the corresponding sales and purchase agreement, the total purchase price is subject to certain earnout provisions, whereby a portion of the purchase price is based on the future earnings of GTI and certain entities, which are beneficially owned by GTI and are engaged in the provision of valued-added mobile services to mobile phone subscribers in Mainland China, for the years ending 31 December 2004 and 2005, and is subject to a maximum limit of USD60,000.

In connection with the acquisition, the Company made an initial payment of USD9,600 in April 2004, with remaining consideration, not to exceed USD50,400 to be paid in two instalments in early 2005 and 2006.

Ú  DETACH PROXY CARD HERE  Ú

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

			FOR	AGAINST	ABSTAIN

1.	(a)	Election of Carrick John Clough as a Class I Director.	☐	☐	☐

2.	(a)	Election of Thomas M. Britt, III as a Class II Director.	☐	☐	☐

	(b)	Election of Kwong Ki Chi as a Class II Director.	☐	☐	☐

3.		Election of Dr. William Fung as a Class III Director.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	Receive and consider a proposal to adopt the 2004 Employee Share Purchase Plan.	☐	☐	☐

5.	Receive and consider the Company’s audited financial statements and the reports of the Directors and the Company’s independent accountants for the year ended December 31, 2003.	☐	☐	☐

6.	Ratify the selection of Ernst & Young as the Company’s independent accountants for the year ending December 31, 2004 and authorize the Board of Directors to fix their remuneration.	☐	☐	☐

To change your address, please mark this box.			☐

Mark box at right if you wish to give a discretionary proxy to the Chairman of the Meeting.			☐

PLEASE NOTE: Marking the box to the right voids any other instructions indicated in the items above.

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chinadotcom corporation

The Bank of New York
P.O. Box 11487, New York, N. Y. 10203-0487

The undersigned, a holder of record on July 23, 2004 of Class A Common Shares of chinadotcom corporation, hereby revokes all other proxies and appoints the Chairman of the Meeting, as proxy for the undersigned, to attend the Annual General Meeting of Shareholders of chinadotcom corporation (the “General Meeting”), and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast in respect of the Class A Common Shares registered in the name of the undersigned at the General Meeting and otherwise to represent the undersigned at the General Meeting with all powers possessed by the undersigned as if personally present at the General Meeting.

This Proxy, when properly signed and dated, will be voted in the manner directed as specified by the undersigned, but if no specification is made, the Proxy will be voted FOR items 1 through 6, and will be voted in the discretion of the Chairman of the General Meeting on any other matters that may properly come before the General Meeting or any adjournment or postponement thereof. A detailed explanation of the resolution within each of the items listed has been included with this Proxy.

This form of Proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must either be under its common seal or under the hand of an officer or attorney duly authorized.

In order to be valid, this form of Proxy with the power of attorney or other authority, if any, under which it is signed, must be deposited with the transfer agent no later than 4:00 p.m., New York time, on September 14, 2004 in order to be counted in the Annual General Meeting on September 15, 2004. You may also vote your shares in person at the General Meeting. Due to the limited amount of time available before the Proxy deadline, the completed Proxy can be faxed (with the original to follow by mail) to the transfer agent, The Bank of New York, fax number (212) 815-2993.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name(s) appear(s) on the books of the transfer agent. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

TO THE HOLDERS OF
CLASS A COMMON SHARES OF

chinadotcom corporation

The Bank of New York, (the “transfer agent”), has received advice that the Annual General Meeting Shareholders of chinadotcom corporation will be held in Hong Kong on September 15, 2004 at 11:00 a.m. (Hong Kong time), for the purposes set forth in the enclosed Notice of General Meeting.

If you are desirous of having the Chairman of the General Meeting vote your Class A Common Shares “for” or “against” the resolutions to be proposed, or any of them, at the General Meeting, kindly execute and forward to The Bank of New York the attached Proxy. The enclosed postage paid envelope is provided for this purpose. This Proxy should be executed in such manner as to show clearly whether you desire the Chairman of the Meeting to vote for or against the resolutions or any of them, as the case may be. The Proxy MUST be forwarded in sufficient time to reach the transfer agent before 4:00 p.m., New York time, September 14, 2004. Only the registered holders of record at the close of business on July 23, 2004 will be entitled to execute the Proxy.

Due to the limited amount of time available before the Proxy deadline, the completed Proxy can be faxed (with the original to follow by mail) to the transfer agent, The Bank of New York, fax number (212) 815-2993.

THE BANK OF NEW YORK

Dated: August 4, 2004	chinadotcom corporation P.O. BOX 11356 NEW YORK, N.Y. 10203-0356
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